Exhibit 4.3

NEXTNAV INC.

AND

THE NOTES GUARANTORS LISTED ON THE SIGNATURE PAGES HERETO

AND

GLAS TRUST COMPANY LLC,

as Trustee and Notes Collateral Agent INDENTURE

Dated as of May 9, 2023

10% Senior Secured Notes due 2026

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ARTICLE 6 DEFAULTS AND REMEDIES		42
Section 6.01.	Events of Default.	42
Section 6.02.	Acceleration; Rescission and Annulment.	43
Section 6.03.	Additional Interest.	44
Section 6.04.	Payments of Notes on Default; Suit Therefor.	45
Section 6.05.	Application of Monies Collected by Trustee.	46
Section 6.06.	Proceedings by Holders.	47
Section 6.07.	Proceedings by Trustee.	48
Section 6.08.	Remedies Cumulative and Continuing.	48
Section 6.09.	Direction of Proceedings and Waiver of Defaults by the Holder Representatives or the Holders of at least 60% of the Aggregate Principal Amount of the Notes.	48
Section 6.10.	Notice of Defaults.	48
Section 6.11.	Undertaking to Pay Costs.	48
ARTICLE 7 CONCERNING THE TRUSTEE		49
Section 7.01.	Duties and Responsibilities of Trustee.	49
Section 7.02.	Reliance on Documents, Opinions, Etc.	50
Section 7.03.	No Responsibility for Recitals, Etc.	54
Section 7.04.	Trustee, Paying Agents or Note Registrar May Own Notes.	54
Section 7.05.	Monies and Common Shares to Be Held in Trust.	54
Section 7.06.	Compensation and Expenses of Trustee.	54
Section 7.07.	Officer’s Certificate as Evidence.	55
Section 7.08.	Eligibility of Trustee.	55
Section 7.09.	Resignation or Removal of Trustee.	55
Section 7.10.	Acceptance by Successor Trustee.	56
Section 7.11.	Succession by Merger, Etc.	57
Section 7.12.	Trustee’s Application for Instructions from the Company.	57
Section 7.13.	Collateral Documents.	57
ARTICLE 8 CONCERNING THE HOLDERS		57
Section 8.01.	Action by Holders.	57
Section 8.02.	Proof of Execution by Holders.	58
Section 8.03.	Who Are Deemed Absolute Owners.	58
Section 8.04.	Company-Owned Notes Disregarded.	58
Section 8.05.	Revocation of Consents; Future Holders Bound.	58
ARTICLE 9 HOLDERS’ MEETINGS		58
Section 9.01.	Purpose of Meetings.	58
Section 9.02.	Call of Meetings by Trustee.	59
Section 9.03.	Call of Meetings by Company, the Holder Representatives or Holders.	59
Section 9.04.	Qualifications for Voting.	59
Section 9.05.	Regulations.	59
Section 9.06.	Voting.	59
Section 9.07.	No Delay of Rights by Meeting.	60
ARTICLE 10 SUPPLEMENTAL INDENTURES		60
Section 10.01.	Supplemental Indentures Without Consent of Holders.	60
Section 10.02.	Supplemental Indentures with Consent of Holders.	61
Section 10.03.	Effect of Supplemental Indentures.	61
Section 10.04.	Notation on Notes.	62
Section 10.05.	Evidence of Compliance of Supplemental Indenture to Be Furnished to Trustee.	62
ARTICLE 11 CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE		62
Section 11.01.	Company May Consolidate, Etc. on Certain Terms.	62
Section 11.02.	[Reserved]	62
Section 11.03.	Note Guarantors May Consolidate, Etc. on Certain Terms.	62
Section 11.04.	Opinion of Counsel to Be Given to Trustee.	63
ARTICLE 12 IMMUNITY OF INCORPORATORS, SHAREHOLDERS, OFFICERS AND DIRECTORS		63
Section 12.01.	Indenture and Notes Solely Corporate Obligations.	63
ARTICLE 13 NOTE GUARANTEES		63
Section 13.01.	Note Guarantees.	63
Section 13.02.	Execution and Delivery of Note Guarantees.	64

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EXHIBITS

Exhibit A	Form of Note	A-1
Exhibit B	Form of Supplemental Indenture to be Delivered
	by Subsequent Note Guarantors	B-1

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INDENTURE dated as of May 9, 2023 between NEXTNAV INC., a Delaware corporation, as issuer (the “Company,” as more fully set forth in Section 1.01), the Note Guarantors listed on the signature pages hereto, and GLAS TRUST COMPANY LLC, a limited liability company organized and existing under the laws of the State of New Hampshire, not in its individual capacity but solely as Trustee (the “Trustee,” as more fully set forth in Section 1.01) and Notes Collateral Agent (the “Notes Collateral Agent”).

    In order to declare the terms and conditions upon which the Company’s 10% Senior Secured Notes due 2026 (the “Notes”) are, and are to be, authenticated, issued and delivered, and to declare the terms and conditions upon which the related Note Guarantees (as defined below) are to be issued and delivered (and in consideration of the premises and of the purchase and acceptance of the Notes and the Note Guarantees by the Holders thereof), the Company and each Note Guarantor covenants and agrees with the Trustee and Notes Collateral Agent for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01.

“5-Day VWAP” means, in reference to a particular date, the average of the VWAP prices for each of the five (5) consecutive Trading Days ending on and including the Trading Day immediately preceding such date.

“Action” shall have the meaning specified in Section 4.02.

“Additional Interest” means all amounts, if any, payable pursuant to Section 4.06(d), Section 4.06(e) and Section 6.03, as applicable.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. Notwithstanding anything to the contrary herein, the determination of whether one Person is an “Affiliate” of another Person for purposes of this Indenture shall be made based on the facts at the time such determination is made or required to be made, as the case may be, hereunder.

“After-Acquired Property” means property (other than Excluded Assets) that is intended to be Collateral acquired by the Company or a Note Guarantor (including property of a Person that becomes a new Note Guarantor after the Issue Date) that is not automatically subject to a perfected security interest under the Collateral Documents.

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“Agreed Guarantee Principles” shall have the meaning specified in Section 4.24(e).

“Applicable Mandatory Repurchase Offer Proceeds” means IP Sales Mandatory Repurchase Offer Proceeds or Spectrum Sales Mandatory Repurchase Offer Proceeds, as applicable.

“Asset Sale” means, (a) the sale, lease (other than an operating lease entered into in the ordinary course of business), conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions that are part of a common plan) of assets or property of the Company or any Restricted Subsidiary (other than a Non-Ordinary Course IP Sale or Non- Ordinary Course Spectrum Sale) or (b) the issuance or sale of shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares and shares issued to foreign nationals or other third parties to the extent required by applicable law), in each case by the Company or any of its Restricted Subsidiaries (each referred to for the purposes of this definition as a “disposition”).

Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

(a)                an issuance or other disposition of Capital Stock, property or other assets by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;

(b)               the disposition of cash, Cash Equivalents and securities not otherwise contrary to this Indenture;

(c)                a disposition of obsolete, surplus, damaged or worn out property, equipment or other assets, or of property, equipment or other assets that are no longer useful or economically practicable to maintain in the conduct of the business of the Company and its Restricted Subsidiaries (including (i) allowing any registration or application for registration of any Intellectual Property that is no longer used or useful, or economically practicable to maintain, to lapse, go abandoned, or be invalidated or (ii) disposing of, discontinuing the use or maintenance of, abandoning, failing to pursue or otherwise allowing to lapse, expire, terminate or put into the public domain any of its Intellectual Property if the Company determines in its reasonable business judgment that such discontinuance is desirable in the conduct of its business); and

(d)               dispositions of inventory in the ordinary course of business (including on an intercompany basis);

(e)                the disposition of all or substantially all of the assets and properties of the Company in a manner permitted pursuant to Section 11.01 or any disposition that constitutes a Change of Control;

(f)                any Restricted Payment that is permitted to be made, and is made, under Section 4.17 or any Permitted Investment;

(g)               dispositions of assets or property, or issuances or sales of Capital Stock of any Restricted Subsidiary, in a single transaction or series of related transactions, in the aggregate not to exceed $1.0 million of Fair Market Value;

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(h)               the creation or incurrence of a Permitted Lien and dispositions in connection therewith;

(i)                 dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings;

(j)                 the lease, assignment, license, sublicense or sublease of any real or personal property, including, without limitation, the non-exclusive license, sub-license or lease of Intellectual Property (it being understood that licensing that is exclusive to particular jurisdictions outside of the United States shall be treated as non-exclusive licensing) and/or spectrum, in each case, in the ordinary course of business;

(k)               a surrender or waiver of obligations of trade creditors or customers or contract rights (including, without limitation, pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer) or a compromise, settlement, release or surrender of any contract, tort or other claim in the ordinary course of business;

(l)                 dispositions arising from any foreclosures, condemnations, eminent domain, seizure, nationalization or any similar actions on assets or property;

(m)             a disposition in the ordinary course of business;

(n)               the issuance of shares of Capital Stock of a Restricted Subsidiary to employees pursuant to arrangements existing on the Issue Date, including, but not limited to, the put & call option agreements entered in relation to NextNav France, SAS, a form of which is attached as Schedule 2.3(c)(viii) to the Share Transfer Agreement, dated as of October 28, 2022, by and among the Company and the sellers party thereto; and

(o)               the grant of an end-of-term purchase option to a licensee or lessee of spectrum; provided that the exercise of such option by the customer (A) will result in cash proceeds to the Company sufficient to repay the Notes in full and (B) is subject to and conditioned upon the prior or concurrent repayment in full of the Notes.

“Asset Sale Offer” shall have the meaning specified in Section 4.14(d).

“Bankruptcy Law” means any of Title 11 of the United States Code and any other applicable insolvency, corporate arrangement or restructuring or other similar law of any jurisdiction including any law of any jurisdiction permitting a debtor to obtain a stay or a compromise of the claims of its creditors against it.

“Blocker Subsidiaries” means, collectively, Spartacus Acquisition Corp., NextNav MS 3, LLC, NextNav MS 4, LLC, NextNav MS 5, LLC, NextNav MS 6, LLC and NextNav MS 7, LLC.

“Board of Directors” means, with respect to any Person, (a) in the case of any corporation, the board of directors of such Person or any committee thereof duly authorized to act on behalf of such board, (b) in the case of any limited liability company, the board of managers, board of directors, manager or managing member of such Person or the functional equivalent of the foregoing, (c) in the case of any partnership, the board of directors, board of managers, manager or managing member of a general partner of such Person or the functional equivalent of the foregoing and (d) in any other case, the functional equivalent of the foregoing.

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“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means, with respect to any Note, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital Lease Obligation” means, with respect to any Person, all obligations to pay rent or other payment amounts under a lease of real or personal property of such Person which, under GAAP, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles; provided, however, that any change in accounting for leases pursuant to GAAP resulting from the adoption of Financial Accounting Standards Board Accounting Standards Update No. 2016-02, Leases (Topic 842), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect prior to such adoption, shall be disregarded and such lease shall not be considered a Capital Lease Obligation for purposes of this Indenture.

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

“Cash Equivalents” means any of the following:

(a)                U.S. dollars, or in the case of any Foreign Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(b)               readily marketable obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of (i) the United States or (ii) any member nation of the European Union rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s, having average maturities of not more than 24 months from the date of acquisition thereof; provided that the full faith and credit of the United States or such member nation of the European Union is pledged in support thereof;

(c)                time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) is a Lender or (ii) has combined capital and surplus of at least (x) $250,000,000 in the case of U.S. banks and (y) $100,000,000 in the case of non- U.S. banks (any such bank meeting the requirements of clause (i) or (ii) above being an “Approved Bank”), in each case with average maturities of not more than 12 months from the date of acquisition thereof; and

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(d)               commercial paper and variable or fixed rate notes issued by an Approved Bank (or by the parent company thereof) or any variable or fixed rate note issued by, or guaranteed by, a corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s, in each case with average maturities of not more than 24 months from the date of acquisition thereof.

“CERCLA” shall have the meaning specified in Section 4.02.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the U.S. Internal Revenue Code of 1986, as amended (including regulations and guidance thereunder).

“Change of Control” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:

(a)       a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Subsidiaries and the employee benefit plans of the Company and its Subsidiaries, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing more than 50% of the voting power of all classes of the Company’s Common Equity; or

(b)       the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s Wholly Owned Subsidiaries; provided, however, that a transaction described in clause (B) in which the holders of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of the Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not be a Change of Control pursuant to this clause (b).

“Change of Control Offer” shall have the meaning specified in Section 4.09. “Change of Control Payment” shall have the meaning specified in Section 4.09. “Change of Control Payment Date” shall have the meaning specified in Section 4.09. “close of  business” means 5:00 p.m. (New York City time).

“Code” shall have the meaning specified in Section 17.17.

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“Collateral” has the meaning provided for such term or a similar term in each of the Collateral Documents and all other property of whatever kind and nature subject (or purported to be subject) from time to time to a Lien under any Collateral Document.

“Collateral Document Order” shall have the meaning specified in Section 4.02. “Collateral Documents” means, collectively, the Security Agreement and each other security agreement, pledge, debenture, hypothec, mortgage, consent or other instrument or document, as applicable, executed and delivered by the Company and/or the other Note Guarantors in connection with this Indenture to secure the applicable Notes Obligations.

“Commercialization Investments” means Investments on arm’s length terms made in connection with the expansion of the Company’s business into new markets (whether domestic or outside of the United States), including, without limitation, warrants or other Equity Interests received in any customer or such customer’s affiliates in connection with the entry into new license, network support, or other commercial arrangements, that, in the aggregate, do not involve cash Investments in excess of $7.0 million during the term of this Agreement, plus the amount of any returns (including dividends, payments, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) in respect of such Investments.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means the common stock of the Company, par value $0.0001 per share, at the date of this Indenture.

“Common Stock Interest Amount” shall have the meaning specified in Section 2.10. “Common Stock Interest Payment” shall have the meaning specified in Section 2.10. “Company” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 11, shall include its successors and assigns.

“Company Order” means a written order of the Company, signed by the Company’s Chief Executive Officer, President, Chief Financial Officer, Executive or Senior Vice President, any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”), the Company’s Treasurer or Assistant Treasurer or the Company’s Secretary or any Assistant Secretary, and delivered to the Trustee.

“Corporate Trust Office” means the designated office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 3 Second Street, Suite 206, Jersey City, New Jersey 07311, United States of America, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

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“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Defaulted Amounts” means any amounts on any Note or Note Guarantee that are payable but are not punctually paid or duly provided for.

“Definitive Registered Notes” means permanent certificated Notes in registered form issued in denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof.

“Disqualified Equity Interest” means, with respect to any Person, any Equity Interest in such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition:

(a)                matures or is mandatorily redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), whether pursuant to a sinking fund obligation or otherwise;

(b)               is convertible or exchangeable, either mandatorily or at the option of the holder thereof, for Indebtedness or Equity Interests (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests); or

(c)                is redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests) or is required to be repurchased by such Person or any of its Affiliates, in whole or in part, at the option of the holder thereof;

in each case, on or prior to the date 91 days after the Maturity Date (determined as of the date of issuance thereof or, in the case of any such Equity Interests outstanding on the date hereof, the date hereof); provided, however, that (i) an Equity Interest in any Person that would not constitute a Disqualified Equity Interest but for terms thereof giving holders thereof the right to require such Person to redeem or purchase such Equity Interest upon the occurrence of an “asset sale,” a “change of control” or similar event shall not constitute a Disqualified Equity Interest if any such requirement becomes operative only after repayment in full of all the Notes and all other Notes Obligations that are accrued and payable, (ii) if an Equity Interest in any Person is issued pursuant to any plan for the benefit of directors, officers, employees, members of management, managers or consultants, of the Company or any Subsidiary or by any such plan to such employees, such Equity Interest shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by the Company or any Subsidiary in order to satisfy applicable statutory or regulatory obligations of such Person and (iii) no Equity Interest held by any future, present or former employee, director, officer, manager, member of management, consultant or independent contractor (or their respective affiliates or immediate family members) of the Company (or any subsidiary) shall be considered a Disqualified Equity Interest solely because such stock is redeemable or subject to repurchase pursuant to any customary stock option, employee stock award or similar agreement that may be in effect from time to time.

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“Dollars” or “$” refers to lawful money of the United States of America. “Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary. “Election Notice” shall have the meaning specified in Section 2.10.

“Equity Interests” means shares of Capital Stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in, or interests in a Person, including Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person (“Preferred Equity Interests”).

“Excess Proceeds” shall have the meaning specified in Section 4.14(d).

“Escrow Agreement” means that certain escrow agreement, dated as of May 5, 2023, entered into among the Company, GLAS Trust Company LLC, as escrow agent, and Clutterbuck Capital Management, LLC and Whitebox Advisors LLC, as joint purchaser representatives.

“Event of Default” shall have the meaning specified in Section 6.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Rate” means on any day, for purposes of determining the Dollar Equivalent of any currency other than Dollars, the rate at which such other currency may be exchanged into Dollars at the time of determination on such day as set forth on the Reuters WRLD Page for such currency. In the event that such rate does not appear on any Reuters WRLD Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as selected in good faith by the Company.

“Excluded Assets” means (a) any fee-owned real property with a Fair Market Value of less than $1,000,000 as determined on the Issue Date for existing real property and on the date of acquisition for after-acquired real property, (b) all leasehold interests in real property, (c) any governmental licenses or state or local franchises, charters or authorizations, to the extent a security interest in any such license, franchise, charter or authorization would be prohibited or restricted thereby (including any legally effective prohibition or restriction, but excluding any prohibition or restriction that is ineffective under the Uniform Commercial Code of any applicable jurisdiction), (d)  any asset if, to the extent that and for so long as the grant of a Lien thereon to secure the Notes Obligations is prohibited by any Requirements of Law (other than to the extent that any such prohibition would be rendered ineffective pursuant to any other applicable Requirements of Law, including the Uniform Commercial Code of any applicable jurisdiction), or would require consent or approval of any Governmental Authority, (e) the Equity Interests of any (i) captive insurance company, or (ii) not-for-profit subsidiary, (f) margin stock and, to the extent (i) prohibited by the terms of, creating an enforceable right of termination in favor of any other party thereto (other than the Company or any Note Guarantor) or requiring the consent of one or more third parties (other than the Company or any of its subsidiaries) under and/or (ii) any pledge could give rise to a “right of first refusal”, a “right of first offer” or a similar right that may be exercised by any third party (other than the Company or any of its subsidiaries) pursuant to, any applicable Organizational Documents, joint venture agreement or shareholders’ agreement, Equity Interests in any Person other than the Company and Restricted Subsidiaries that are Wholly Owned Subsidiaries, (g) except to the extent as could not reasonably be expected to result in adverse tax consequences for the Company or any Note Guarantor as determined by the Company acting in good faith, the Equity Interests (as determined for U.S. federal income tax purposes) of any Foreign Subsidiary that is a CFC or any Domestic Subsidiary (A) of a Foreign Subsidiary that is a CFC or (B) that has no material assets other than Capital Stock (or Capital Stock and Indebtedness) of a Foreign Subsidiary that is a CFC (clauses A and (B) together, an “Excluded Domestic Subsidiary”), other than 65% of voting Equity Interests (as determined for U.S. federal income tax purposes within the meaning of Treasury Regulation Section 1.956-2(c)(2)) and 100% of the non-voting Equity Interests (as determined for U.S. federal income tax purposes) of any Foreign Subsidiary that is a CFC or Excluded Domestic Subsidiary directly owned by the Company or a Note Guarantor, as applicable, (h) [reserved], (i) any lease, license or other agreement or any property subject thereto (including pursuant to a purchase money security interest, capital lease or similar arrangement) to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money arrangement or capital lease or create a breach, default or right of termination in favor of any other party thereto (other than the Company or any Note Guarantor) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code of any applicable jurisdiction or other similar applicable law, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code of any applicable jurisdiction or other similar applicable law notwithstanding such prohibition, (j) [reserved], or (k) cash or Cash Equivalents maintained in any deposit account that are comprised of (i) funds used or to be used for payroll and payroll taxes and other employee benefit payments to or for the benefit of the employees of the Company and/or any Restricted Subsidiary, in each case, during the applicable period, (ii) funds used or to be used to pay any taxes required to be collected, remitted or withheld during the current period and (iii) other funds which the Company or any Note Guarantor holds as an escrow or fiduciary for the benefit of any third person.

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“Excluded Subsidiary” means any of the following: (a) any Subsidiary that is not a Wholly Owned Subsidiary of the Company; provided, that no Note Guarantor shall become an Excluded Subsidiary and cease being a Note Guarantor solely as a result of no longer constituting a Wholly Owned Subsidiary of the Company unless such Note Guarantor no longer constitutes a Subsidiary, (b) [reserved], (c) [reserved], (d) each Immaterial Subsidiary, (e) any Subsidiary that is prohibited by (i) applicable Requirements of Law or (ii) any contractual obligation existing on the Issue Date or on the date any such Subsidiary is acquired (so long as, in respect of any such contractual prohibition, such prohibition is not incurred in contemplation of such acquisition), in each case from guaranteeing the Notes Obligations or which would require governmental (including regulatory) consent, approval, license or authorization to provide a Guarantee, (f) Commlabs Technology Centre Private Limited, a company organized under the laws of Bangalore, India, and the French Subsidiary (each, an “Excluded Foreign Subsidiary”); provided, however, that the French Subsidiary shall be an Excluded Foreign Subsidiary only for so long as is permitted under Section 4.24(a), (g) any direct or indirect Domestic Subsidiary of an Excluded Foreign Subsidiary to the extent a security interest or grant of perfection in such assets would result in material adverse Tax consequences to the Company or any of its Subsidiaries as reasonably determined by the Company in consultation with the Trustee, (h) [reserved], (i) any other Subsidiary excused from becoming a Note Guarantor pursuant to the terms of the Agreed Guarantee Principles, (j) [reserved], (k) [reserved] and (l) any not-for-profit Subsidiaries or captive insurance companies.

“Fair Market Value” means with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a sale of such asset at such date of determination assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset. Except as otherwise expressly set forth herein, such value shall be determined in good faith by the Company.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.

“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Form of Note” means the “Form of Note” attached hereto as Exhibit A.

“French Subsidiary” shall have the meaning specified in Section 4.24(a).

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, provincial or territorial, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including the National Association of Insurance Commissioners and any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business or consistent with past practice or customary and reasonable indemnity obligations in effect on the Issue Date or entered into after the Issue Date in connection with any acquisition or disposition of assets permitted under this Indenture (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be the lower of (i) an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made and (ii) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee or, if such Guarantee is not an unconditional guarantee of the entire amount of the primary obligation and such maximum amount is not stated or determinable, the amount of such guaranteeing Person’s maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

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“Holder,” as applied to any Note means any Person in whose name at the time a particular Note is registered on the Note Register.

“Holder Representatives” means Clutterbuck Capital Management LLC, Whitebox Advisors LLC and Capital Ventures International, acting collectively, for so long as each of them (acting on behalf of itself, certain affiliates and/or funds and accounts that it manages and/or advises) owns Notes. For the avoidance of doubt, any direction, consent, approval, waiver or other action that the Holder Representatives are authorized or permitted to take under this Indenture shall require the agreement of each of Clutterbuck Capital Management LLC, Whitebox Advisors LLC and Capital Ventures International and any reference to Holder Representatives herein shall include each of Clutterbuck Capital Management LLC, Whitebox Advisors LLC and Capital Ventures International.

“Immaterial Subsidiary” means any Subsidiary that is not a Material Subsidiary.

“Indebtedness” of any Person means, without duplication,

(a)          all obligations of such Person for borrowed money,

(b)          all obligations of such Person evidenced by bonds, debentures, notes or similar instruments to the extent the same would appear as a liability on a balance sheet of such Person prepared in accordance with GAAP,

(c)          all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person,

(d)          all obligations of such Person in respect of the deferred purchase price of property or services (excluding (i) trade accounts payable in the ordinary course of business, (ii) any earn-out obligation, purchase price adjustment or similar obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and if not paid after being due and payable and (iii) liabilities associated with customer prepayments and deposits),

(e)          all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed,

(f)          all Guarantees by such Person of Indebtedness of others,

(g)          all Capital Lease Obligations of such Person,

(h)          all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and

(i)          all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances;

provided that the term “Indebtedness” shall not include (i) deferred or prepaid revenue and (ii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the seller.

The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner), to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. The amount of Indebtedness of any Person for purposes of clause (e) above shall (unless such Indebtedness has been assumed by such Person) be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness and (B) the Fair Market Value of the property encumbered thereby as determined by such Person in good faith. For all purposes hereof, the Indebtedness of the Company and the Restricted Subsidiaries shall exclude intercompany liabilities arising from their cash management, tax, and accounting operations and intercompany loans, advances or Indebtedness having a term not exceeding 364 days (inclusive of any rollover or extensions of terms) and made in the ordinary course of business.

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

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“Intellectual Property” means any intellectual property rights or industrial rights, including any of the following: (i) trademarks and service marks (registered or unregistered), trade dress, and all applications and registrations in any jurisdiction pertaining to the foregoing and all goodwill associated therewith; (ii) patents, patentable inventions, discoveries, improvements, ideas, know-how, formula methodology, processes, technology, computer programs and software (including, inter alia, embedded software, software distributed to clients and third parties), and all applications and patents in any jurisdiction pertaining to the foregoing; (iii) trade secrets, including confidential and other non-public information; (iv) copyrights in writings, designs, mask works or other works, and all applications and registrations in any jurisdiction for the foregoing and all moral rights related thereto; and (v) internet web sites, domain names, and all applications and registrations pertaining thereto.

“Interest Payment Date” means each June 1 and December 1 of each year, beginning on December 1, 2023.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or Indebtedness or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other Indebtedness or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person (excluding, in the case of the Company and the Restricted Subsidiaries, (i) intercompany advances arising from their cash management, cash pooling, tax, and accounting operations, (ii) intercompany loans, advances or Indebtedness having a term not exceeding 364 days (inclusive of any rollover or extensions of terms) and made in the ordinary course of business) and (iii) intercompany advances, transfer pricing and cost-sharing arrangements that are in the ordinary course of business or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. The amount, as of any date of determination, of (i) any Investment in the form of a loan or an advance shall be the principal amount thereof outstanding on such date, minus, to the extent any such loan or advance is made to any third party unaffiliated with the Company and its Subsidiaries, any cash payments actually received by such investor representing interest in respect of such Investment (to the extent any such payment to be deducted does not exceed the remaining principal amount of such Investment), but without any adjustment for writedowns or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof, (ii) any Investment in the form of a Guarantee shall be equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof, as determined in good faith by a Financial Officer, (iii) any Investment in the form of a transfer of Equity Interests or other non-cash property by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the Fair Market Value of such Equity Interests or other property as of the time of the transfer, without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment, and (iv) any Investment (other than any Investment referred to in clause (i), (ii) or (iii) above) by the specified Person in the form of a purchase or other acquisition for value of any Equity Interests (including through any capital contribution), evidences of Indebtedness or other securities of any other Person shall be the original cost of such Investment (including any Indebtedness assumed in connection therewith), plus (A) the cost of all additions thereto, and minus (B) to the extent such original Investment was made in cash, the amount of any portion of such Investments that has been repaid to the investor in cash as a repayment of principal or a return of capital, and of any cash payments actually received by such investor representing interest, dividends or other distributions in respect of such Investment (in all of the foregoing cases in this clause (B), to the extent such payments do not exceed, in the aggregate, the original cash amount of such Investment), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment. For purposes of Section 4.13, if an Investment involves the acquisition of more than one Person, the amount of such Investment shall be allocated among the acquired Persons in accordance with GAAP; provided that pending the final determination of the amounts to be so allocated in accordance with GAAP, such allocation shall be as reasonably determined by a Financial Officer.

“IP Sales Cumulative Excess Proceeds” shall have the meaning specified in Section 16.01(a).

“IP Sales Cumulative Threshold Amount” shall have the meaning specified in Section 16.01(a).

“IP Sales Mandatory Repurchase Offer” shall have the meaning specified in Section 16.01(a).

“IP Sales Mandatory Repurchase Offer Amount” shall have the meaning specified in Section 16.01(a).

“IP Sales Mandatory Repurchase Offer Proceeds” shall have the meaning specified in Section 16.01(a).

“IP Sales Twelve Month Excess Proceeds” shall have the meaning specified in Section 16.01(a).

“IP Sales Twelve Month Threshold Amount” shall have the meaning specified in Section 16.01(a).

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“Issue Date” means May 9, 2023, the first date of issuance of Notes under this Indenture.

“Junior Financing” means any Indebtedness (other than any permitted intercompany Indebtedness owing to the Company or any Restricted Subsidiary and, for the avoidance of doubt, other than Indebtedness incurred under Section 4.10(a)(ii)) that is (a) subordinated in right of payment to the Notes Obligations, (b) Indebtedness that is secured on a junior basis to the Liens securing the Notes Obligations or (c) Indebtedness that is unsecured; provided that no such Junior Financing incurred or assumed on or after the Issue Date shall provide for any payments of principal, fees or other amounts (other than interest and customary third party agent or trustee fees) in cash on or prior to the date that is 91 days after the Maturity Date (determined as of the date of incurrence or assumption of such Junior Financing).

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Mandatory Offer Repurchase Price” shall have the meaning specified in Section 16.02(a).

“Mandatory Repurchase Date” shall have the meaning specified in Section 16.02(a).

“Mandatory Repurchase Offer” means an IP Sales Mandatory Repurchase Offer or a Spectrum Sales Mandatory Repurchase Offer, as applicable.

“Mandatory Repurchase Offer Notice” shall have the meaning specified in Section 16.02(b).

“Mandatory Repurchase Offer Period” shall have the meaning specified in Section 16.02(a).

“Mandatory Repurchase Payment Date” shall have the meaning specified in Section 16.02(c).

“Material Adverse Effect” means after the Issue Date, a material adverse effect on (a) the business, assets, financial condition or results of operations, in each case, of the Company and its Restricted Subsidiaries, taken as a whole, (b) the rights and remedies (taken as a whole) of the Holders of the Notes under the applicable Notes Documents or (c) the ability of the Company and Note Guarantors (taken as a whole) to perform their payment obligations under the applicable Notes Documents.

“Material Subsidiary” means (a) each Restricted Subsidiary that, as of the last day of the fiscal quarter of the Company most recently ended for which financial statements are available, had revenues or total assets (determined on a consolidated basis for such Restricted Subsidiary and its Restricted Subsidiaries) for such quarter in excess of 2.5% of the consolidated revenues or total assets, as applicable, of the Company and the Restricted Subsidiaries for such quarter or that is designated by the Company as a Material Subsidiary and (b) any Restricted Subsidiary that is part of a group comprising Restricted Subsidiaries that each would not have been a Material Subsidiary under clause (a) but that, taken together, as of the last day of the fiscal quarter of the Company most recently ended for which financial statements are available, had revenues or total assets (determined on a consolidated basis for all such Restricted Subsidiaries and their respective Restricted Subsidiaries) for such quarter in excess of 5.0% of the consolidated revenues or total assets, as applicable, of the Company and the Restricted Subsidiaries for such quarter. For the avoidance of doubt, the Blocker Subsidiaries are not and shall not be deemed to be a Material Subsidiary, individually or taken together.

“Maturity Date” means December 1, 2026.

“Net Cash Proceeds” means the aggregate cash proceeds (using the Fair Market Value of any Cash Equivalents) received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale, Non-Ordinary Course IP Sale or Non-Ordinary Course Spectrum Sale (including, without limitation, any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring Person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of the direct cash costs relating to such Asset Sale, Non-Ordinary Course IP Sale or Non-Ordinary Course Spectrum Sale (including, without limitation, legal, accounting and investment banking fees, and  brokerage and sales commissions), and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, amounts required to be applied to the repayment of principal of, premium, if any, and interest on Indebtedness required (other than pursuant to Section 4.14(b) or Section 16.01) to be paid or repurchased as a result of such transaction, any costs associated with unwinding any related hedging obligations in connection with such transaction and any deduction of appropriate amounts to be provided by the Company or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset or property disposed of in such transaction and retained by the Company or any of its Restricted Subsidiaries after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

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“Non-Ordinary Course IP Sale” means the sale, assignment, license, or sublicense of any Intellectual Property outside of the ordinary course of business and on an exclusive basis.

“Non-Ordinary Course Spectrum Sale” means the sale, lease, assignment, or sublease of any spectrum outside of the ordinary course of business and on an exclusive basis.

“Note” or “Notes” shall have the meaning specified in the first paragraph of the recitals of this Indenture.

“Note Guarantee” means each Guarantee of the obligations with respect to the Notes issued by a Subsidiary of the Company pursuant to the terms of this Indenture.

“Note Guarantor” means each Subsidiary of the Company that executes this Indenture or a supplemental indenture pursuant to which such Subsidiary becomes a guarantor of the Notes pursuant to Section 4.24 of this Indenture and their respective successors and assigns, in each case until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture; provided that in no event will an Excluded Subsidiary be required to become a Note Guarantor.

“Note Parties” means the Company and the Note Guarantors.

“Note Purchase Agreement” means that certain note purchase agreement, dated as of May 9, 2023, by and between the Company and the purchasers named on Schedule A thereto.

“Note Register” shall have the meaning specified in Section 2.05(b).

“Note Registrar” shall have the meaning specified in Section 2.05(b).

“Notes Collateral Agent” means the Person named as the “Notes Collateral Agent” in the first paragraph of this Indenture until a successor Notes collateral agent shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Notes Collateral Agent” shall mean or include each Person who is then a Notes Collateral Agent hereunder.

“Notes Documents” means this Indenture, the Notes, the Note Guarantees, the Collateral Documents and the Escrow Agreement.

“Notes Obligations” means all obligations of the Company and the Note Guarantors under or in respect of the Notes, this Indenture and the Collateral Documents.

“Officer” means, with respect to the Company or a Note Guarantor, the President, the Chief Executive Officer, the Chief Financial Officer, the Treasurer, the Secretary, any Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”) of the Company or the Note Guarantor, as applicable.

“Officer’s Certificate,” when used with respect to the Company, means a certificate that is delivered to the Trustee and that is signed by an Officer of the Company. Each such certificate shall include the statements provided for in Section 17.05 if and to the extent required by the provisions of such Section. The Officer giving an Officer’s Certificate pursuant to Section 4.08 shall be the principal executive, financial or accounting officer of the Company.

“open of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means an opinion in writing (in form and substance reasonably acceptable to the Trustee) signed by legal counsel, who may be an employee of or counsel to the Company, or other counsel, that is delivered to the Trustee, which opinion may contain customary exceptions and qualifications as to the matters set forth therein. Each such opinion shall include the statements provided for in Section 17.05 if and to the extent required by the provisions of such Section 17.05.

“Organizational Documents” means (a) with respect to any corporation, the certificate or articles of incorporation, amendment or amalgamation, the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction) and/or any shareholder(s) agreements; (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); and (c) with respect to any partnership, limited partnership, joint venture, trust or other form of business entity, the partnership, limited partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

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“outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(a)           Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;

(b)          Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);

(c)          Notes that have been paid pursuant to Section 2.06 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course; and

(d)          Notes repurchased by the Company pursuant to the penultimate sentence of Section 2.09.

“Paying Agent” shall have the meaning specified in Section 4.02.

“Permitted Encumbrances” means:

(a)           Liens for Taxes that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP, in each case, the nonpayment of which could not reasonably be expected to result in a Material Adverse Effect;

(b)          Liens imposed by law, such as carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or construction contractors’ Liens and other similar Liens, arising in the ordinary course of business that secure amounts not overdue for a period of more than 30 days or, if more than 30 days overdue, are unfiled and no other action has been taken to enforce such Liens or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP, in each case so long as such Liens could not reasonably be expected to individually or in the aggregate have a Material Adverse Effect;

(c)          Liens incurred or deposits made in the ordinary course of business (i) in connection with workers’ compensation, unemployment insurance and other social security legislation or (ii) securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) insurance carriers providing property, casualty or liability insurance to the Company or any Restricted Subsidiary or otherwise supporting the payment of items of the type set forth in the foregoing clause (i);

(d)          Liens incurred or deposits made to secure the performance of tenders, bids, trade contracts (other than for the payment of Indebtedness), governmental contracts and leases (other than Capital Lease Obligations), statutory obligations, surety, stay, customs and appeal bonds, performance bonds, bankers acceptance facilities and other obligations of a like nature (including those to secure health, safety and environmental obligations) and obligations in respect of letters of credit, bank guarantees or similar instruments that have been posted to support the same, in each case incurred in the ordinary course of business or consistent with past practices;

(e)        easements, rights-of-way, restrictions, encroachments, protrusions, zoning restrictions and other similar encumbrances and minor title defects affecting real property that, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of the Company and the Restricted Subsidiaries, taken as a whole;

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(f)         rights of setoff, banker’s lien, netting agreements and other Liens arising by operation of law or by of the terms of documents of banks or other financial institutions in relation to the maintenance of administration of deposit accounts, securities accounts or cash management arrangements or in connection with the issuance of letters of credit, bank guarantees or other similar instruments;

(g)          Liens arising from precautionary Uniform Commercial Code financing statements or any similar filings made in respect of operating leases or consignment or bailee arrangements entered into by the Company or any of the Restricted Subsidiaries;

(h)          Liens securing Indebtedness permitted under Section 4.10(a)(ii), which Indebtedness may be secured by first-priority Liens on the Collateral, in which case the Notes and Note Guarantees shall be secured by second-priority Liens on the Collateral and the lender of such first-priority secured Indebtedness and the Notes Collateral Agent shall enter into an intercreditor agreement governing their respective rights in respect of the Collateral, which intercreditor agreement shall (i) contain customary “silent” second- priority lien terms for bonds sharing collateral with a first-priority lien bank lender, (ii) permit the second-priority lien creditors to purchase from the first-priority lien creditors, or require the first-priority lien creditors to irrevocably transfer and assign to such second- priority lien creditors, the first-priority lien claims of such first-priority lien creditors, at a price of 100% of the principal amount of such first-priority lien claims plus all accrued and unpaid interest thereon and all accrued and unpaid fees, expenses and other charges, upon the occurrence and during the continuance of certain events, including, but not limited to, the exercise of any remedy by the first-priority lien creditors with respect to their liens on the Collateral, and (iii) otherwise contain terms that are reasonably acceptable to the Holder Representatives; provided that, in the event such Indebtedness is secured by Liens on any property or assets of any Subsidiary that is not a Note Guarantor and is not required to sign a supplemental indenture pursuant to Section 4.24 of this Indenture, the Notes shall also be secured by a Lien on such property or assets, which Lien may be granted on a second- priority basis pursuant to the terms of the aforementioned intercreditor agreement and on terms reasonably acceptable to the Holder Representatives; provided further, that the Holder Representatives shall have the authority to direct the Notes Collateral Agent to enter into the intercreditor agreement and take any related actions and approve any terms requested by the lender of such first-priority secured Indebtedness;

(i)          Liens securing Indebtedness permitted under Section 4.10(a)(iii); provided that such Liens (i) are not on any Excluded Assets or any property or assets of any Subsidiary that is not a Note Guarantor and is not required to sign a supplemental indenture pursuant to Section 4.24 of this Indenture and (ii) are pari passu or junior to the Liens securing the Notes and Note Guarantees;

(j)          leases, licenses, subleases, sublicenses, occupancy agreements or assignments of assets or real or personal property in the ordinary course of business (including, without limitation, site leases, equipment leases and Intellectual Property rights, such as software escrow arrangements protecting non-exclusive use rights of customers);

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(k)          Liens on assets and other work-in-progress related to a sale contract with a customer securing the obligations of the Company or any Restricted Subsidiary under such sale contract and Liens encumbering property under construction arising from progress or partial payments made by a customer of such Person relating to such property;

(l)             Liens in favor of the Company or any Restricted Subsidiary;

(m)           Liens existing on the Issue Date (other than Liens securing the Notes and Note Guarantees);

(n)          Liens on assets, property or Equity Interests of a Person at the time such Person becomes a Restricted Subsidiary or is merged, amalgamated or consolidated with or into the Company or a Restricted Subsidiary; provided, however, that such Liens were not incurred in connection with, or in contemplation of, such event; provided further, that any such Lien may not extend to any other property owned by the Company or any other Restricted Subsidiary;

(o)         Liens on assets or property (including Equity Interests) at the time the Company or a Restricted Subsidiary acquires the assets or property, including any acquisition by means of a merger, amalgamation or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that such Liens were not incurred in connection with, or in contemplation of, such acquisition; provided further, that such Liens do not extend to any other property owned by the Company or any other Restricted Subsidiary;

(p)         Liens upon any equipment acquired or held by Company to secure the purchase price of such equipment or Indebtedness incurred solely for the purpose of financing the acquisition of such equipment, so long as such Lien extends only to the equipment financed, and any accessions, replacements, substitutions and proceeds (including insurance proceeds) thereof or thereto; and

(q)            Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 6.01(j) of this Indenture.

“Permitted Investments” means an Investment by the Company or any Restricted Subsidiary in:

(a)        the Company or a Restricted Subsidiary;

(b)       Commercialization Investments; provided, that the assets received as consideration for such Commercialization Investments that are not Excluded Assets shall be pledged as Collateral pursuant to the Security Documents reasonably promptly after receipt by the Company or a Restricted Subsidiary thereof; provided, further, that the aggregate amount invested in Excluded Assets pursuant to this subsection shall not exceed $2.0 million; and provided further, however, that if any Investment pursuant to this clause is made in any Person that is not the Company or a Restricted Subsidiary at the date of the making of such Investment and such Person becomes the Company or a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (a) above and shall cease to have been made pursuant to this clause (b);

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(c)           cash and Cash Equivalents, and Investments that were Cash Equivalents when made;

(d)          receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms or such other concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(e)          commission, payroll and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(f)          loans or advances to officers, directors, employees, managers, consultants and independent contractors of the Company or any Restricted Subsidiary for business- related travel and entertainment expenses, moving and relocation expenses and similar expenses, in each case in the ordinary course of business;

(g)            any Investment acquired by the Company or any of its Restricted Subsidiaries:

(A)          in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable;

(B)          in satisfaction of judgments or received in compromise, settlement or resolution of obligations of trade creditors, customers, dealers or distributors that were incurred in the ordinary course of business or of any litigation, arbitration or other dispute; or

(C)          as a result of a foreclosure or other remedial action by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any Investment in default;

(h)          Investments to the extent made in exchange for the issuance of Equity Interests (other than any Disqualified Equity Interest) of the Company or funded with the net proceeds of the issuance of Equity Interests (other than any Disqualified Equity Interest) of the Company;

(i)          other Investments, including, but not limited to, Investments made with respect to joint ventures or in connection with any acquisition, merger or consolidation, having an aggregate Fair Market Value, when taken together with all other Investments made pursuant to this clause (i) since the Issue Date that are at that time outstanding, not to exceed $5.0 million in Cash Equivalents (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value) at the time of such Investment, plus the amount of any returns (including dividends, payments, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) in respect of such Investments; provided, however, that if any Investment pursuant to this clause is made in any Person that is not the Company or a Restricted Subsidiary at the date of the making of such Investment and such Person becomes the Company or a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (a) above and shall cease to have been made pursuant to this clause (i);

(j)          Guarantees permitted by Section 4.10;

(k)          Guarantees of performance or other obligations (other than Indebtedness) arising in the ordinary course of the business of the Company and its Subsidiaries;

(l)           any Investment (A) in existence on the Issue Date, (B) made pursuant to binding commitments in effect on the Issue Date, which shall not exceed an aggregate of

$2.0 million in Cash Equivalents, or (C) that replaces, refinances, refunds, renews or extends any Investment described under either of the immediately preceding clauses (a) or (b); provided that any such Investment is in an amount that does not exceed the amount replaced, refinanced, refunded, renewed or extended, except as contemplated pursuant to the terms of such Investment in existence on the Issue Date or as otherwise permitted under this definition; and

(m)          any Investment in connection with the exercise of warrants or options existing on the Issue Date.

“Permitted Lien” means Liens permitted by Section 4.11.

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“Permitted Refinancing” means the issuance of Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease, discharge or refund the Notes (including any Guarantee) in an amount not to exceed the amount so refinanced plus the aggregate amount of fees, underwriting discounts, accrued and unpaid interest, premiums, customary reserves required to be funded and maintained in connection with such Indebtedness and other costs and expenses incurred in connection with such refinancing; provided that such new Indebtedness, determined as of the date of incurrence thereof, shall not mature prior to the date that is 91 days after the stated maturity of the Notes, and the Weighted Average Life to Maturity of such new Indebtedness shall be at least equal to 91 days more than the Weighted Average Life to Maturity of the Notes.

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“Redemption Price” means, for any Notes to be redeemed pursuant to Section 15.01, 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (unless the Redemption Date falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case interest accrued to the Interest Payment Date will be paid to Holders of record of such Notes as of the close of business on such Regular Record Date, and the Redemption Price will be equal to 101% of the principal amount of such Notes).

“Regular Record Date,” with respect to any Interest Payment Date, means the May 15 or November 15 (whether or not such day is a Business Day) immediately preceding the applicable June 1 or December 1 Interest Payment Date, respectively.

“Related Person” shall have the meaning specified in Section 4.02.

“Restricted Payment” means (i) any dividend or other distribution with respect to any Equity Interests in the Company or any Restricted Subsidiary (other than any dividend or distribution by the Company payable solely in Equity Interests or in options, warrants or other rights to acquire its Equity Interests or, in the case of any Restricted Subsidiary, any dividend or distribution payable to the Company or a Restricted Subsidiary or, in the case of any dividend or distribution made by a Restricted Subsidiary that is not a Wholly Owned Subsidiary, any dividend or distribution that is made on a pro rata basis (or on a basis more favorable to the Company)); or (ii) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in the Company or any option, warrant or other right to acquire any such Equity Interests (other than in exchange for Equity Interests of the Issuer).

“Restricted Securities” shall have the meaning specified in Section 2.05(c).

“Restricted Subsidiary” means any Subsidiary of the Company.

“Requirements of Law” means, with respect to any Person, any statutes, laws, treaties, rules, regulations, orders, decrees, writs, injunctions or determinations of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Rule 144” means Rule 144 as promulgated under the Securities Act.

“Rule 144A” means Rule 144A as promulgated under the Securities Act.

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“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means that certain Security Agreement, dated as of the Issue Date, among the Company, the Note Guarantors and the Notes Collateral Agent.

“Significant Subsidiary” means a Subsidiary of the Company that meets the definition of “significant subsidiary” in Article 1, Rule 1-02(w)(1) of Regulation S-X under the Exchange Act.

“Spectrum Sales Mandatory Repurchase Offer” shall have the meaning specified in Section 16.01(b).

“Spectrum Sales Mandatory Repurchase Offer Amount” shall have the meaning specified in Section 16.01(b).

“Spectrum Sales Mandatory Repurchase Offer Proceeds” shall have the meaning specified in Section 16.01(b).

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market, quoted for trading on OTCQB or OTCQX, or is priced on The Pink Open Market.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the NYSE American or the New York Stock Exchange (or any successors to any of the foregoing).

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges, fees, assessments or withholdings (including backup withholdings) imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Transaction Costs” means any fees, expenses and other transaction costs incurred or paid by, the Company or any of its Subsidiaries in connection with the Transactions, the Note Purchase Agreement, this Indenture and the other Notes Documents, and the transactions contemplated hereby and thereby.

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“Transactions” means, collectively, (a) the transactions that occurred pursuant to the Note Purchase Agreement, (b) the issuance of the Notes and the Note Guarantees, (c) the consummation of any other transactions in connection with the foregoing and (d) the payment of the fees and expenses incurred in connection with any of the foregoing (including the Transaction Costs).

“transfer” shall have the meaning specified in Section 2.05(c).

“Transfer Agent” means Continental Stock Transfer & Trust Company and any successor transfer agent of the Company.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“VWAP” means, for any Trading Day, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the per share volume-weighted average price of the Common Stock for such Trading Day on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg through its “Volume at Price” function in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, (b) if the Common Stock is not then listed or quoted on a Trading Market and is quoted for trading on OTCQB or OTCQX, the per share volume-weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock using a volume-weighted method as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company and reasonably acceptable to the Holder Representatives or Holders of 60% in aggregate principal amount of the Notes then outstanding, the reasonable fees and expenses of which shall be paid by the Company.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i)  the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

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“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person, except that, solely for purposes of this definition, the reference to “more than 50%” in the definition of “Subsidiary” shall be deemed replaced by a reference to “100%”.

Section 1.02. References to Interest. Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in this Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of Section 4.06(d), Section 4.06(e) and Section 6.03. Unless the context otherwise requires, any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

Section 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (a) any definition of or reference to any agreement (including this Indenture and the other Notes Documents), instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Indenture in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Indenture and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Any references to “as of the date hereof” or similar terms or references shall be deemed to refer to the Issue Date.

Section 1.04. Accounting Terms; GAAP. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Indenture shall be prepared in conformity with, GAAP, applied in a manner consistent with that used in preparing the Company’s audited financial statements, except as otherwise specifically prescribed herein.

Section 1.05. Currency Translation; Rates. For purposes of any determination under Article 4 and Article 6 or any determination under any other provision of this Indenture expressly requiring the use of a current exchange rate, all amounts incurred, outstanding or proposed to be incurred or outstanding in currencies other than Dollars shall be translated into Dollars at the Exchange Rate (rounded to the nearest currency unit, with 0.5 or more of a currency unit being rounded upward); provided, however, that for purposes of determining compliance with Article 4 with respect to the amount of any Indebtedness, Investment, Asset Sale or Restricted Payment in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Investment is incurred or Asset Sale or Restricted Payment made; provided, further, that, for the avoidance of doubt, the foregoing provisions of this Section 1.05 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness or Investment may be incurred or Asset Sale or Restricted Payment made at any time under such Sections.

Section 1.06. Certain Calculations and Tests. Notwithstanding anything to the contrary herein, to the extent that the terms of this Indenture require the absence of a Default or Event of Default (or any type of Default or Event of Default) as a condition to the consummation of any transaction in connection with any acquisition or similar Investment (including the assumption or incurrence of Indebtedness), the determination of whether the relevant condition is satisfied may be made, at the election of the Company, in the case of any acquisition or similar Investment, at the time of either (x) the execution of the definitive agreement with respect to such acquisition or Investment or (y) the consummation of such acquisition or Investment; provided that if the Company elects to have such determination occur at the time of entry into the definitive agreement with respect to such acquisition or Investment, any testing of compliance with any test shall be tested on a pro forma basis assuming such acquisition or Investment and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) had been consummated.

Section 1.07. Divisions. For all purposes under the Notes Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

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ARTICLE 2

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01. Designation and Amount. The Notes shall be designated as the “10% Senior Secured Notes due 2026.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is limited to $80,000,000, except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes to the extent expressly permitted hereunder.

Section 2.02. Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

Each Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent such principal amount of outstanding Notes from time to time endorsed thereon. Payment of principal of, and accrued and unpaid interest on, a Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

Section 2.03. Date and Denomination of Notes; Payments of Interest and Defaulted Amounts.

(a)          The Notes shall be issuable in definitive registered form without coupons in denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of such Note. Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.

(b)          The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. The principal amount of any Note shall be payable at the office or agency of the Company maintained by the Company for such purposes in the contiguous United States, which shall initially be the Corporate Trust Office. The Paying Agent shall thereby pay interest then due to Holders who are registered on the Note Register at the close of business on any Regular Record Date with respect to such applicable Interest Payment Date with respect to interest paid in the form of cash by wire transfer in immediately available funds to that Holder’s account within the United States (and the Company shall deliver any applicable Common Stock Interest Payment, if the Company has so elected pursuant to Section 2.10, to the Holders through the Transfer Agent (with confirmation of such payment provided by the Company to the Trustee on the same day)).

(c)          Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate borne by the Notes, plus an amount of Additional Interest as set forth in Section 6.03(a) of this Indenture, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

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(i)          The Company may elect to make payment of or cause the Paying Agent to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall agree to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts, which special record date shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee in writing of such special record date, and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be delivered to each Holder not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so delivered, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.03(c)).

(ii)          The Company may make payment of or cause the Paying Agent to make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 2.04. Execution, Authentication and Delivery of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual, facsimile or other electronic signature of its Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary or any of its Executive or Senior Vice Presidents.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes, without any further action by the Company hereunder.

Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A hereto, executed manually or electronically by an authorized signatory of the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 17.10), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

In case any Officer of the Company who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such Officer of the Company; and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the Officers of the Company, although at the date of the execution of this Indenture any such person was not such an Officer.

Section 2.05. Exchange and Registration of Transfer of Notes; Restrictions on Transfer.

(a)   The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 4.02, the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Note Register shall reflect the Company’s valid obligations of, and each Holder’s beneficial ownership and interests in, the Notes and, absent manifest error, the Notes Register shall be binding on the Company, the Trustee and each Holder, and, in the case of a conflict between the Note Register and any other instrument, the Note Register shall prevail. The Trustee is hereby initially appointed the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-Note Registrars in accordance with Section 4.02.

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Upon surrender for registration of transfer of any Note to the Note Registrar or any co- Note Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, in each case in accordance with the requirements of Section 2.04, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Notes presented or surrendered for registration of transfer or for exchange or repurchase shall (if so required by the Company, the Trustee, the Note Registrar or any co-Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.

No service charge shall be imposed by the Company for any exchange or registration of transfer of Notes, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of new Notes issued upon such exchange or registration of transfer being different from the name of the Holder of the old Notes surrendered for exchange or registration of transfer.

None of the Company, the Trustee, the Note Registrar or any co-Note Registrar shall be required to (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption in accordance with Article 15 and ending at the close of business on the day of such selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(b)          The Notes shall initially be issued as Definitive Registered Notes required to bear the legend set forth in Section 2.05(c). At issuance, the Company shall execute, and the Trustee, upon receipt of an Officer’s Certificate and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver, a Definitive Registered Note to each initial registered Holder, in the principal amount specified in the Company Order. Definitive Registered Notes so issued shall be registered in such names and in such authorized denominations as the Company, pursuant to instructions from the initial Holders, shall instruct the Trustee in writing. Upon execution and authentication, the Notes Registrar shall reflect the beneficial ownership of each Holder of the Definitive Registered Note in the Notes Register.

(c)          Every Note that bears or is required under this Section 2.05(c) to bear the legend set forth in this Section 2.05(c) (the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(c) (including the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.05(c) and

Section 2.05(d), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

Any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than Common Stock issued upon the payment of interest thereon, which shall bear the legend set forth in Section 2.05(d), if applicable) shall bear a legend in substantially the following form (unless such Notes have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act):

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THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

AGREES FOR THE BENEFIT OF NEXTNAV INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT:

(A)          TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B)          PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)          PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(C) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

No transfer of any Note will be registered by the Note Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.

Any Note (or security issued in exchange or substitution therefor) (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred pursuant to a registration statement that has become effective or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.05(c) and shall not be assigned a restricted CUSIP number. The Company shall be entitled to instruct each Holder in writing to so surrender any Note as to which any of the conditions set forth in clause (i) through (iii) of the immediately preceding sentence have been satisfied, and, upon such instruction, each Holder shall so surrender such Note for exchange; and any new Note so exchanged therefor shall not bear the restrictive legend specified in this Section 2.05(c) and shall not be assigned a restricted CUSIP number. The Company shall promptly notify the Trustee in writing after a registration statement, if any, with respect to the Notes has been declared effective under the Securities Act.

All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders as then reflected in the Note Register.

Neither the Note Registrar nor the Trustee in each of its various capacities as designated from time to time hereunder shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture. For the avoidance of doubt, when making any payment hereunder or consummating any transfer, exchange or substitution of a Note, the Note Registrar and the Trustee in each of it various capacities shall be entitled to, and shall, rely solely on the Note Register as evidence of a Holder’s beneficial ownership and interest in the Notes and each Holder shall not be required to present as evidence an original, phyiscal or electronic copy of a Note registered in its name; provided, the Holder provides sufficient proof, to the satisfaction of the Note Registrar and/or Trustee in each of its various capacities, of its identity.

(d)          Any stock certificate representing Common Stock issued upon payment of interest on a Note shall bear a legend in substantially the following form (unless such Common Stock has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company with written notice thereof to the Trustee and the Transfer Agent for the Common Stock):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

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AGREES FOR THE BENEFIT OF NEXTNAV INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT:

(A)          TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B)          PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)          PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(C) ABOVE, THE COMPANY AND THE TRANSFER AGENT FOR THE COMPANY’S COMMON STOCK RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Any such shares of Common Stock (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that have been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the Transfer Agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 2.05(d).

(e)          Any Note or shares of Common Stock issued upon the payment of interest on a Note that is repurchased or owned by any Affiliate of the Company (or any Person who was an Affiliate of the Company at any time during the three months preceding) may not be resold by such Affiliate (or such Person, as the case may be) unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Note or shares of Common Stock, as the case may be, no longer being a “restricted security” (as defined under Rule 144). The Company shall cause any Note that is repurchased or owned by it to be surrendered to the Trustee for cancellation in accordance with Section 2.07.

Section 2.06. Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its written request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, in each case in accordance with the requirements of Section 2.04, a new Note, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or an indemnity bond as may be required by them to save each of them harmless from any loss, claim, liability, cost, damage or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

The Trustee or such authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may require. No service charge shall be imposed by the Company, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent upon the issuance of any substitute Note, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of the new substitute Note being different from the name of the Holder of the old Note that became mutilated or was destroyed, lost or stolen. In case any Note that has matured or is about to mature or has been surrendered for required repurchase shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, claim liability, cost, damage or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent of the destruction, loss or theft of such Note and of the ownership thereof.

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Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement, payment or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement, payment or repurchase of negotiable instruments or other securities without their surrender.

Section 2.07. Cancellation of Notes Paid, Converted, Etc. The Company shall cause all Notes surrendered for the purpose of payment, repurchase, registration of transfer or exchange, if surrendered to any Person other than the Trustee (including any of the Company’s agents, Subsidiaries or Affiliates), to be surrendered to the Trustee for cancellation. All Notes delivered to the Trustee shall be canceled promptly by it in accordance with its then-customary procedures, and no Notes shall be authenticated in exchange thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of canceled Notes in accordance with its then-customary procedures.

Section 2.08. CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in all notices issued to Holders as a convenience to such Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 2.09. Repurchases. The Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company or its Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. The Company shall cause any Notes so repurchased (other than Notes repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation in accordance with Section 2.07 and such Notes shall no longer be considered outstanding under this Indenture upon their repurchase.

Section 2.10. Payment of Interest by Common Stock. The Company may elect, in its sole discretion, to pay up to 50% of the accrued and unpaid interest on the Notes due on an Interest Payment Date in shares of Common Stock (a “Common Stock Interest Payment”) by providing notice to the Trustee and to each Holder of such election (“Election Notice”) not less than 10 calendar days prior to the applicable Interest Payment Date, which Election Notice shall include the amount of interest owing to such Holder that will be paid by issuance of Common Stock (the “Common Stock Interest Amount”).

Subject to timely delivery of an Election Notice by the Company, the Common Stock Interest Amount applicable to each Holder’s Notes shall be paid on the applicable Interest Payment Date in fully paid and non-assessable shares of Common Stock issued to such Holder by the Company through the Transfer Agent (with confirmation of such payment provided by the Company to the Trustee on the same day). The number of shares of Common Stock included in a Holder’s Common Stock Interest Amount, represented as “X” below, shall be calculated according to the following formula:

X = (A/Y)

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where “A” is the Common Stock Interest Amount, and “Y” is equal to 95% multiplied by the 5-Day VWAP.

No later than 10 calendar days after an Interest Payment Date on which any interest was paid in shares of Common Stock, the Company shall provide to each Holder a report setting forth (i) the amount of interest owing to such Holder on such Interest Payment Date paid in cash, (ii) the amount of interest owing to such Holder on such Interest Payment Date paid in shares of Common Stock, (iii) the number of shares of Common Stock such Holder was issued on the applicable Interest Payment Date, and (iv) a reasonably detailed calculation of the number of shares issued in respect of the Common Stock Interest Amount applicable to such Interest Payment Date, including the determination of the 5-Day VWAP; provided that, a failure by the Company to provide any such report to any such Holder within the specified timeframe shall not constitute a breach of the Company’s obligations under this Indenture if the Company has used good faith efforts to so provide such report to such Holder.

Calculation of the Common Stock Interest Amount shall be the responsibility of the Company and not that of the Trustee, in any of its capacities hereunder. The Trustee shall not be responsible for verifiying the Company’s calculations nor determinng whether such calculations are accurate or in accordance with the terms of this Indenture.

ARTICLE 3

SATISFACTIONAND DISCHARGE

Section 3.01. Satisfaction and Discharge. Upon written request of the Company contained in an Officer’s Certificate delivered to the Trustee, this Indenture shall cease to be of further effect with respect to the Notes and all Note Guarantees and Liens on Collateral securing the Notes will be released, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture and release of such Guarantees and Liens, when (a) (i) all Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced, paid or converted as provided in Section 2.06) have been delivered to the Trustee for cancellation; or (ii) the Company has irrevocably deposited with the Trustee or delivered to Holders, as applicable, after the Notes have become due and payable, whether on the Maturity Date or otherwise, cash sufficient to pay all of the outstanding Notes and all other sums due and payable under this Indenture by the Company; and (b) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.06 shall survive.

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ARTICLE 4

       PARTICULAR COVENANTS OF THE COMPANY

Section 4.01. Payment of Principal and Interest. The Company covenants and agrees that it will cause to be paid the principal of, and accrued and unpaid interest on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

The rates of interest under this Indenture are nominal rates, and not effective rates or yields. The principle of deemed reinvestment of interest does not apply to any interest calculation under this Indenture.

Section 4.02. Maintenance of Office or Agency. The Company will maintain in the contiguous United States, an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase (“Paying Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office or agency of the Trustee in the contiguous United States; provided, no service of legal process on the Company may be made at the Corporate Trust Office.

The Company may also from time to time designate as co-Note Registrars one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the contiguous United States, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The term “Paying Agent” includes any such additional or other offices or agencies, as applicable.

The Company hereby initially designates the Trustee as the Paying Agent, Note Registrar and Custodian and the Corporate Trust Office as the office or agency in the contiguous United States, where Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.

If the Company enters into an agency agreement with any registrar, paying agent, co- registrar or transfer agent that is not a party to the Indenture, it will notify the Trustee in writing of the name and address of each such agent. In addition, where the Trustee is entitled to appoint a paying agent or authentication agent, the Company shall, at all times, be responsible to pay each such party.

Section 4.03. Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of trustee, will appoint, in the manner provided in Section 7.09, a trustee, so that there shall at all times be a trustee hereunder.

Section 4.04. Provisions as to Paying Agent. (a) If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

(i)          that it will hold all sums held by it as such agent for the payment of the principal of, and accrued and unpaid interest on, the Notes in trust for the benefit of the Holders of the Notes;

(ii)          that it will give the Trustee prompt written notice of any failure by the Company to make any payment of the principal of, and accrued and unpaid interest on, the Notes when the same shall be due and payable; and

(iii)          that at any time during the continuance of an Event of Default, upon written request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

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The Company shall, on or before each due date of the principal of, or accrued and unpaid interest on, the Notes, irrevocably deposit with the Paying Agent funds sufficient to pay such principal and interest then due, or irrevocably deposit funds with the Paying Agent and deliver a certification to the Trustee that the Transfer Agent has been instructed to issue an amount of shares of Common Stock to Holders that, together with the deposited funds, are sufficient to pay such accrued and unpaid interest then due, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of any failure to take such action; provided that if such deposit is made on the due date, such deposit must be received by the Paying Agent no later than 11:00 a.m., New York City time, on such date.

For the avoidance of doubt, the Paying Agent and the Trustee shall be held harmless and have no liability with respect to payments or disbursements to be made by the Paying Agent and/or Trustee (i) for which payment instructions are not made or that are not otherwise deposited by the respective times set forth in this Section 4.04 and (ii) until they have confirmed receipt of immediately available funds sufficient to make the relevant payment. Neither the Paying Agent nor the Trustee (as applicable) shall be bound to make payment of any amount pursuant to this Indenture until it is satisfied that it has received full payment of such amount from or on behalf of the Company.

(b)          If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of, and accrued and unpaid interest on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes funds sufficient to pay such principal and interest then due, or funds and instruct the Transfer Agent to issue an amount of shares of Common Stock to Holders that, together with the funds, are sufficient to pay such accrued and unpaid interest so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal of, or accrued and unpaid interest on, the Notes when the same shall become due and payable.

(c)          Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay, cause to be paid or deliver to the Trustee all sums or amounts held in trust by the Company or any Paying Agent hereunder as required by this Section 4.04, such sums or amounts to be held by the Trustee upon the trusts herein contained and upon such payment or delivery by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability but only with respect to such sums or amounts.

(d)          Any money and shares of Common Stock deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, or accrued and unpaid interest on, any Note and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Company on written request of the Company contained in an Officer’s Certificate delivered to the Trustee, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money and shares of Common Stock, and all liability of the Company as Trustee thereof, shall thereupon cease.

Section 4.05. Existence. Subject to Article 11, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 4.06. Rule 144 Information Requirement; Reports; and Additional Interest.

(a)          At any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company shall, so long as any of the Notes or the shares of Common Stock issuable upon the payment of interest thereon shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and, upon written request, any Holder, beneficial owner or prospective purchaser of such Notes or the shares of Common Stock issuable upon payment of interest on such Notes, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or shares of Common Stock pursuant to Rule 144.

(b)          For so long as the Company is subject to Section 13 or 15(d) of the Exchange Act, the Company shall deliver to the Trustee, within 15 days after the same are filed with the Commission, copies of any documents or reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act or any similar or successor grace period). Any such document or report that the Company files with the Commission via the Commission’s EDGAR system shall be deemed to be delivered to the Trustee for purposes of this Section 4.06(b) at the time such documents are filed via the EDGAR system, it being understood that the Trustee shall have no responsibility to determine whether any documents have been filed on the EDGAR system. Notwithstanding anything to the contrary in this Indenture, the Company shall in no event be required to file with, or otherwise provide or disclose to, the Trustee or any Holder any information for which the Company is seeking, or has received, confidential treatment from the Commission.

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(c)          Delivery of the reports and documents described in subsection (b) above to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officer’s Certificate).

(d)          If, at any time on or after the date that is six months after the date of original issuance of the Notes, the Company fails to timely file any document or report that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K), or such Notes are not otherwise freely tradable under Rule 144 by Holders other than the Company’s Affiliates or Holders that were the Company’s Affiliates at any time during the three months preceding (as a result of restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes (other than any restriction arising solely from the Company’s or the Trustee’s ability to require the delivery of legal opinions, certificates or other evidence in order to demonstrate that the proposed transfer is being made in compliance with applicable securities laws)), the Company shall pay Additional Interest on the Notes. Such Additional Interest shall accrue on the Notes at the rate of (i) 0.25% per annum of the principal amount of the Notes outstanding for each of the first 90 days and (ii) 0.50% per annum of the principal amount of the Notes outstanding for each day from, and including, the 91st day during such period for which the Company’s failure to file has occurred and is continuing or the Notes are not otherwise freely tradable under Rule 144 by Holders other than the Company’s Affiliates (or Holders that have been the Company’s Affiliates at any time during the three months preceding) without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes (other than any restriction arising solely from the Company’s or the Trustee’s ability to require the delivery of legal opinions, certificates or other evidence in order to demonstrate that the proposed transfer is being made in compliance with applicable securities laws). As used in this Section 4.06(c), documents or reports that the Company is required to “file” with the Commission pursuant to Section 13 or 15(d) of the Exchange Act does not include documents or reports that the Company furnishes to the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

(e)          If, and for so long as the Notes are not otherwise freely tradable under Rule 144 by Holders other than the Company’s Affiliates or Holders that were the Company’s Affiliates at any time during the three months preceding (without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes) as of the 380th day after the date of original issuance of the Notes, the Company shall pay Additional Interest on the Notes at a rate equal to 0.50% per annum of the principal amount of the Notes outstanding until the Notes are freely tradable under Rule 144 by Holders other than the Company’s Affiliates (or Holders that were the Company’s Affiliates at any time during the three months preceding) (without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes).

(f)          [Reserved]

(g)          Additional Interest will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes.

(h)         The Additional Interest that is payable in accordance with subsection (d) or (e)  shall, subject to the immediately succeeding sentence, be in addition to, and not in lieu of, any Additional Interest that may be payable as a result of the Company’s election pursuant to Section 6.03(b). However, in no event shall any Additional Interest that may accrue as a result of the Company’s failure to timely file any document or report that it is required to file with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports filed on Form 8-K), as described in subsection (d), together with any interest that may accrue in the event the Company elects to pay Additional Interest in respect of an Event of Default relating to the Company’s failure to comply with its obligations as set forth in subsection (b) pursuant to Section 6.03(b), accrue at a rate in excess of 0.50% per annum pursuant to this Indenture, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest.

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(i)          If Additional Interest is payable by the Company pursuant to this Section 4.06, the Company shall deliver to the Trustee an Officer’s Certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such an Officer’s Certificate, the Trustee may conclusively assume without inquiry that no such Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officer’s Certificate setting forth the particulars of such payment.

Section 4.07. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.08. Compliance Certificate; Statements as to Defaults. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2023) an Officer’s Certificate stating whether the signers thereof have knowledge of any failure by the Company to comply with all conditions and covenants then required to be performed under this Indenture during such fiscal year and, if so, specifying each such failure and the nature thereof.

In addition, the Company shall deliver to the Trustee, as soon as possible, and in any event within 30 days after the occurrence of any Event of Default or Default, an Officer’s Certificate setting forth the details of such Event of Default or Default, its status and the action that the Company is taking or proposing to take in respect thereof.

Section 4.09. Offer to Purchase Upon Change of Control. Upon the occurrence of a Change of Control, the Company shall be required to make an offer (a “Change of Control Offer”) to each Holder of Notes to repurchase all or any portion (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon to the date of repurchase (the “Change of Control Payment”). Within 30 calendar days following any Change of Control, the Company shall mail a notice to each Holder stating:

(a)          that the Change of Control Offer is being made pursuant to Section 4.09 of this Indenture;

(b)          the purchase price and the purchase date, which shall be no earlier than 30 calendar days nor later than 60 calendar days after the date such notice is mailed (the “Change of Control Payment Date”);

(c)          that any Notes not tendered will continue to accrue interest in accordance with the terms of this Indenture;

(d)         that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(e)          that Holders will be entitled to withdraw their election by notice in writing to the Paying Agent delivered not later than the close of business on the second Business Day preceding the Change of Control Payment Date;

(f)          that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof; and

(g)          any other information material to such Holder’s decision to tender Secured Notes.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes required in the event of a Change of Control Event.

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Section 4.10. Indebtedness; Certain Equity Securities.

(a)          The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(i)          the incurrence by the Company and any Note Guarantors of Indebtedness represented by the Notes (including any Guarantee) issued pursuant to the Note Purchase Agreement and any Permitted Refinancing thereof;

(ii)          the incurrence by the Company and any Note Guarantors of Indebtedness with aggregate principal amount not to exceed Ten Million ($10,000,000) at any time outstanding, evidenced by documentation reasonably acceptable to the Holder Representatives or Holders of 60% in aggregate principal amount of the Notes then outstanding;

(iii)       the incurrence by the Company and any Note Guarantors of Indebtedness with an aggregate principal amount not to exceed at any time outstanding the lesser of (i) Fifteen Million ($15,000,000) and (ii) the amount equal to (a) Eighty Million ($80,000,000) minus (b) the aggregate principal amount of the Notes; provided that, if such Indebtedness is issued together with warrants to purchase the Company’s Common Stock, the exercise price for such warrants shall not be less than (I) the exercise price of the warrants issued to the purchasers of the Notes on the Issue Date and (II) the then-applicable “Minimum Price” as defined in Rule 5635(d) of The Nasdaq Stock Market Rules.

(iv)          Indebtedness of the Company owing to a Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary; provided, however,

(A)        if the Company or a Note Guarantor Incurs such Indebtedness owing to a non-Note Guarantor, such Indebtedness is subordinated in right of payment to the Company’s Obligations with respect to this Indenture or the Note Guarantee of such Note Guarantor, as applicable; and

(B)          (I)      any subsequent issuance or transfer of Capital Stock or other event which results in any such Indebtedness being beneficially held by a Person other than the Company or a Restricted Subsidiary of the Company; and

(II)    any sale or other transfer of any such Indebtedness to a Person other than the Company or a Restricted Subsidiary of the Company, will be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

(v)          obligations (including, without limitation, reimbursement obligations with respect to letters of credit or bank guarantees or similar instruments) in respect of customs, self-insurance, performance, bid, appeal, surety and similar bonds and completion or performance guarantees and similar obligations provided by the Company or any Restricted Subsidiary;

(vi)           Indebtedness Incurred by the Company or any of its Restricted Subsidiaries in respect of workers’ compensation claims, health, disability or other employee benefits (whether current or former), environmental remediation and other environmental matters or property, casualty or liability insurance or self-insurance, self- insurance, or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims, health, disability or other employee benefits (whether current or former) or property, casualty or liability insurance, and any guaranties, letters of credit or performance, bid, indemnity, warranty, refund, statutory, appeal or surety bonds or similar obligations functioning as or supporting any of the foregoing;

(vii)          the Incurrence of Indebtedness of the Company or a Restricted Subsidiary providing for indemnification, earn-outs, adjustments of purchase or acquisition price or similar obligations, in each case Incurred or assumed in connection with the acquisition or disposition of any business, assets or property of the Company or any business, assets, property or Capital Stock of a Subsidiary, other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets, property or a Subsidiary for the purpose of financing such acquisition;

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(viii)       Indebtedness (A) arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or (B) owed or issued on a short-term basis to banks and other financial institutions in the ordinary course of business that arises in connection with ordinary banking arrangements, including cash management, cash pooling arrangements and related activities to manage cash balances of the Company and its Subsidiaries, including treasury, depository, overdraft, credit, purchasing or debit card, electronic funds transfer and other cash management arrangements and Indebtedness in respect of netting services, overdraft protection, credit card programs, automatic clearinghouse arrangements and similar arrangements;

(ix)            (A) customer deposits and advance payments received in the ordinary course of business from customers for equipment, goods or services purchased or leased in the ordinary course of business, (B) Guarantees in the ordinary course of business in respect of obligations to suppliers, customers, franchisees, lessors, licensees, sub- licensees and distribution partners, (C) Indebtedness consisting of the financing of insurance premiums or take-or-pay obligations contained in supply arrangements, in each case in the ordinary course of business, (D) Indebtedness representing deferred compensation to employees of the Company or any Restricted Subsidiary incurred in the ordinary course of business, and (E) Indebtedness arising from the endorsement of instruments in the ordinary course of business;

(x)          Indebtedness Incurred by the Company or its Restricted Subsidiaries in connection with bankers’ acceptances, discounted bills of exchange, warehouse receipts or similar facilities, in each case Incurred or undertaken in the ordinary course of business;

(xi)       Capital Lease Obligations, mortgage financings and purchase money obligations, including all Indebtedness Incurred to refund, refinance, replace, redeem, repurchase, retire, defease, discharge, exchange, renew, repay, prepay or extend any Indebtedness Incurred pursuant to this clause (xi), in an aggregate principal amount outstanding at any one time not to exceed $2.0 million, plus, in the case of any refinancing or replacement of Indebtedness permitted under this clause (xi) or any portion thereof, the aggregate amount of fees, accrued and unpaid interest, and other costs and expenses incurred in connection therewith; and

(xii)          Indebtedness of the Company and its Restricted Subsidiaries in existence on the Issue Date (other than Indebtedness described in clause (a)(i) above).

(b)          The Company will not, nor will it permit any Restricted Subsidiary to, issue any Preferred Equity Interests or any Disqualified Equity Interests.

(c)           For purposes of determining compliance with this Section 4.10:

(i)          in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness set forth in clause (a) above, the Company, in its sole discretion, may divide, classify or reclassify such item of Indebtedness (or any portion thereof) on the date of Incurrence, and may at any later time and from time to time divide, classify or reclassify such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 4.10;

(ii)        Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that are otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the Incurrence of the Indebtedness represented by such Guarantee or letter of credit, as the case may be, was in compliance with this Section 4.10;

(iii)        the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP;

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(iv)       accrual of interest, accrual of dividends, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest in the form of additional Indebtedness and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant;

(v)          the amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof in the case of any Indebtedness issued with original issue discount or the aggregate principal amount outstanding in the case of Indebtedness issued with interest payable in kind and (ii) the principal amount thereof in the case of any other Indebtedness; and

(vi)          the principal amount of any Indebtedness Incurred to refinance or replace other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced or replaced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Permitted Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

(d)          Unsecured Indebtedness shall not be treated as subordinated or junior to secured Indebtedness merely because it is unsecured and Indebtedness shall not be treated as subordinated or junior to any other Indebtedness merely because it has a junior priority with respect to the same collateral.

Section 4.11. Liens. The Company will not, nor will it permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:

(i)           Liens created under the Notes Documents and any Permitted Refinancing thereof;

(ii)          Permitted Encumbrances;

Section 4.12. Fundamental Changes. The Company will not, nor will it permit any Restricted Subsidiary to, merge into, amalgamate or consolidate with any other Person, or permit any Person to merge into or consolidate with it, or liquidate or dissolve, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of the assets (whether now owned or hereafter acquired) of the Company and the Restricted Subsidiaries, taken as a whole, to or in favor of any Person (other than as part of the Transactions); provided that the foregoing shall not prohibit (i) a merger, amalgamation or consolidation of any Blocker Subsidiary with the Company or any Restricted Subsidiary if the Company or such Restricted Subsidiary, as the case may be, is the surviving entity, or (ii) the liquidation or dissolution of any Blocker Subsidiary.

Section 4.13. Investments. The Company will not, nor will it permit any Restricted Subsidiary to, make or hold any Investment, except Permitted Investments at the time such Permitted Investment is made.

Section 4.14. Asset Sales.

(a)          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate any Asset Sale unless:

(i)          the Company or any of its Restricted Subsidiaries, as the case may be, receives consideration at least equal to the Fair Market Value (as determined at the time of contractually agreeing to such Asset Sale) of the Capital Stock, assets or property sold or otherwise disposed of pursuant to such Asset Sale; and

(ii)          to the extent that the assets sold in such Asset Sale were part of the Collateral, the assets received as non-cash consideration shall not be Excluded Assets and are required to be pledged as Collateral pursuant to the Security Documents reasonably promptly after receipt by the Company or a Restricted Subsidiary thereof. For purposes of this clause (ii) the amount of:

(A)          any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto for which internal financial statements are available immediately preceding such date or, if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on the Company’s or such Restricted Subsidiary’s balance sheet or in the notes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet in the good faith determination of the Company) of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are extinguished in connection with the transactions relating to such Asset Sale, or that are assumed by the transferee of any such assets, property or Capital Stock, in each case, pursuant to an agreement that releases or indemnifies the Company or such Restricted Subsidiary, as the case may be, from further liability therefor; and

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(B)          any securities, notes or other obligations or other assets or property received by the Company or any Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents, or by their terms are required to be satisfied for cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received), in each case within 180 days following the receipt thereof; and shall each be deemed to be Cash Equivalents.

(b)          Within 180 days after the Company’s or any Restricted Subsidiary’s receipt of the Net Cash Proceeds of any Asset Sale, the Company or a Restricted Subsidiary, at its option, may apply an amount equal to the Net Cash Proceeds from such Asset Sale (or any portion thereof) as follows:

(i)          if such Net Cash Proceeds are from an Asset Sale that is not a disposition of Collateral, to repay, prepay, defease, redeem, reduce, purchase or otherwise retire (and to correspondingly reduce commitments with respect thereto in the case of revolving borrowings): (x) Indebtedness of the Company (other than any Disqualified Equity Interest or subordinated obligations) that is secured by a Lien on assets that do not constitute a part of the Collateral (other than Indebtedness owed to an Affiliate of the Company) or (y) Indebtedness of a Restricted Subsidiary (other than any Disqualified Equity Interest or subordinated Guarantees) that is secured by a Lien on assets that do not constitute a part of the Collateral (other than Indebtedness owed to the Company or an Affiliate of the Company);

(ii)          if such Net Cash Proceeds are from an Asset Sale that is not a disposition of Collateral, in the case of an Asset Sale by a Restricted Subsidiary that is not a Note Guarantor, to repay, prepay, defease, redeem, reduce, purchase or otherwise retire (and to correspondingly reduce commitments with respect thereto in the case of revolving borrowings) Indebtedness of such Restricted Subsidiary or any other Restricted Subsidiary that is not a Note Guarantor;

(iii)        to repay, prepay, defease, redeem, reduce, purchase or otherwise retire (and to correspondingly reduce commitments with respect thereto in the case of revolving borrowings), first, outstanding borrowings under any first-priority lien secured Indebtedness incurred under Section 4.10(a)(ii) of this Indenture and, thereafter on a pro rata basis, the Notes by, at its option (i) redeeming Notes as provided under Section 15.01, (ii)  purchasing Notes through open market purchases (to the extent such purchases are at or above 100.0% of the principal amount thereof), or (iii) making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their Notes at 100.0% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Notes that would otherwise be prepaid;

(iv)          to make an investment in, purchase or otherwise acquire any one or more businesses, assets (other than working capital assets), properties or capital expenditures, in each case used or useful in the Company’s business or to make payments (including without limitation prepayments and progress payments) in connection with such investment, purchase or other acquisition; provided, that if such investment, purchase or acquisition is in the form of the acquisition of Capital Stock of a Person, such investment, purchase or acquisition results in such Person becoming a Restricted Subsidiary; provided, further, that the assets acquired with the Net Cash Proceeds of a disposition of Collateral shall not be Excluded Assets and are required to be pledged as Collateral pursuant to the Collateral Documents reasonably promptly after receipt by the Company or a Restricted Subsidiary thereof;

(v)          to make an investment in, purchase or otherwise acquire any one or more businesses, assets (other than working capital assets) or properties that replace the businesses, assets and/or properties that are the subject to such Asset Sale; provided, that the assets acquired with the Net Cash Proceeds of a disposition of Collateral shall not be Excluded Assets and are required to be pledged as Collateral pursuant to the Collateral Documents reasonably promptly after receipt by the Company or a Restricted Subsidiary thereof; or

(vi)         any combination of the foregoing, provided, that the Company and its Restricted Subsidiaries will be deemed to have complied with the provisions described in clause (iv) or (v) of this Section 4.14(b) if and to the extent that, within 180 days after the Company’s or any Restricted Subsidiary’s receipt of such Net Cash Proceeds, the Company or a Restricted Subsidiary, as applicable, has entered into and not abandoned or rejected a binding agreement to make an investment, purchase or other acquisition in compliance with the provision described in clause (iv) or (v) of this Section 4.14(b), and that investment, purchase or other acquisition is thereafter completed within 90 days after the end of such 180-day period

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(c)          Notwithstanding the foregoing, to the extent that repatriation to the United States of any or all of the Net Cash Proceeds of any Asset Sales by a Foreign Subsidiary (x) is prohibited or delayed by applicable local law or (y) would have a material adverse tax consequence (taking into account any foreign tax credit or other net benefit actually realized in connection with such repatriation that would not otherwise be realized), as determined by the Company in its sole discretion, the portion of such Net Cash Proceeds so affected will not be required to be applied in compliance with this covenant; provided that clause (x) of this paragraph shall apply to such amounts so long, but only so long, as the applicable local law will not permit repatriation to the United States (the Company hereby agreeing to use commercially reasonable efforts to cause the applicable Foreign Subsidiary to take all actions reasonably required by the applicable local law, applicable organizational impediments or other impediment to permit such repatriation), and if such repatriation of any of such affected Net Cash Proceeds is permitted under the applicable local law and is not subject to clause (y) of this paragraph, then, an amount equal to such Net Cash Proceeds will be promptly applied (net of additional taxes that would be payable or reserved against as a result of repatriating such amounts) in compliance with this covenant. The time periods set forth in this covenant shall not start until such time as the Net Cash Proceeds may be repatriated (whether or not such repatriation actually occurs).

(d)          Pending the final application of any such Net Cash Proceeds, the Company and its Restricted Subsidiaries may temporarily reduce Indebtedness (including under a revolving debt facility) or otherwise invest or utilize such Net Cash Proceeds in any manner not prohibited by this Indenture. Any amount of Net Cash Proceeds from any Asset Sale that is not applied or invested as provided and within the time period set forth in Section 4.14(b) will be deemed to constitute “Excess Proceeds”; provided, that any amount of proceeds offered to Holders pursuant to clause (iii) of Section 4.14(b) or pursuant to an Asset Sale Offer made at any time after the Asset Sale shall be deemed to have been applied as required and shall not be deemed to be Excess Proceeds without regard to the extent to which such offer is accepted by the Holders. When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company will be required to make an offer (an “Asset Sale Offer”) to all Holders of Notes and, to the extent required by the terms of other pari passu Indebtedness, to all holders of other pari passu Indebtedness outstanding with similar provisions requiring the Company (or the Note Guarantor, as applicable) to make an offer to purchase such pari passu Indebtedness with the proceeds from any Asset Sale, to purchase the maximum principal amount of Notes and any such pari passu Indebtedness to which the Asset Sale Offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100.0% of the principal amount of the Notes and pari passu Indebtedness plus accrued and unpaid interest to (but not including) the date of purchase (or such lesser price with respect to the pari passu Indebtedness, if any, as may be provided by the terms of such Indebtedness), in accordance with the procedures set forth in this Indenture or the agreements governing the pari passu Indebtedness, as applicable.

(e)          To the extent that the aggregate amount of Notes and pari passu Indebtedness so properly tendered and not withdrawn pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for any purpose not prohibited by this Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof and other pari passu Indebtedness surrendered by Holders or lenders, collectively, exceeds the amount of Excess Proceeds, selection of Notes for purchase will be made by the Company in a manner consistent with Section 15.02(d). Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

Section 4.15. Activities of the Blocker Subsidiaries. Notwithstanding anything to the contrary in this Indenture, the Blocker Subsidiaries may not (a) own any material assets (other than their existing equity interests in NextNav Holdings, LLC), (b) incur any Indebtedness or any other direct obligation or liability whatsoever, (c) create or acquire any Subsidiary or make or own any Investment in any Person (other than their existing equity interests in NextNav Holdings, LLC), or (d) create or suffer to exist any Lien upon any property or assets, or engage in any business or activity.

Section 4.16. Negative Pledge. The Company will not, and will not permit any Restricted Subsidiary to, enter into any agreement, instrument, deed or lease that prohibits or limits the ability of any Note Party to create, incur, assume or suffer to exist any Lien upon any of their respective properties or revenues, whether now owned or hereafter acquired, for the benefit of the Holders of the Notes with respect to the Notes Obligations or under the Notes Documents; provided, this restriction shall not apply to the documentation evidencing the Indebtedness permitted under Sections 4.10(a)(ii), 4.10(a)(iii) and 4.10(a)(xi) of this Indenture.

Section 4.17. Restricted Payments.

(a)          The Company will not, nor will it permit any Restricted Subsidiary to, pay or make, directly or indirectly, any Restricted Payment, except:

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(i)         a Restricted Payment made by exchange for, or out of the proceeds of the issuance or sale of, Equity Interests of the Company (other than Disqualified Equity Interests and other than Equity Interests issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination) or any cash capital contribution to the Company;

(ii)         any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Equity Interests of the Company or any Restricted Subsidiary made by exchange for, or out of the proceeds of the issuance or sale of, Equity Interests of the Company or contributions to the equity capital of the Company (other than Disqualified Equity Interests);

(iii)          the purchase, redemption or other acquisition, cancellation or retirement of Equity Interests of the Company or any Restricted Subsidiary: (a) deemed to occur upon the exercise or exchange of options, warrants, other rights to purchase or acquire Equity Interests of the Company or other securities convertible into or exchangeable for Equity Interests of the Company if such Equity Interests represent a portion of the exercise or exchange price thereof, or (b) made in lieu of or in connection with withholding or similar taxes payable or expected to be payable (not to exceed $3.0 million in the aggregate) by any future, present or former director, officer, employee, manager, consultant or independent contractor of the Company or any Subsidiary of the Company (or their respective Affiliates, estates, heirs or immediate family members) in connection with the exercise or exchange of options, warrants, other rights to purchase or acquire Equity Interests of the Company or other securities convertible into or exchangeable for Equity Interests of the Company or the grant, vesting or delivery of any of the foregoing;

(iv)          payments in lieu of the issuance of fractional shares in connection with any merger, consolidation, amalgamation or other business combination, or in connection with any dividend, distribution or split of, or the exercise or exchange of options, warrants or other rights to purchase or acquire Equity Interests of the Company or other securities convertible into or exchangeable for, Equity Interests of the Company; and

(v)          the purchase, redemption, acquisition, cancellation or other retirement of any Equity Interests of the Company or a Restricted Subsidiary to the extent necessary, in the good faith judgment of the Company, to prevent the loss or secure the renewal or reinstatement of any license, permit or other authorization held by the Company or any of its Subsidiaries issued by any governmental or regulatory authority or to comply with government contracting regulations.

(b)          The Company will not, nor will it permit any Restricted Subsidiary to, make or pay, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Junior Financing, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Indebtedness prior to the scheduled maturity date thereof, except:

(i)           payment of regularly scheduled interest payments, payments of fees, expenses and indemnification obligations when due in respect of any Indebtedness;

(ii)          refinancings of Indebtedness with proceeds of Permitted Refinancing Indebtedness permitted to be incurred under Section 4.10; and

(iii)         the conversion of any Junior Financing to or payments with Equity Interests (other than Disqualified Equity Interests) of the Company.

Section 4.18. Transactions with Affiliates. The Company will not, nor will it permit any Restricted Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except on terms substantially as favorable to the Company or such Restricted Subsidiary as would be obtainable by such Person at the time in a comparable arm’s-length transaction with a Person other than an Affiliate, as determined (i) in good faith by resolution of the Board of Directors of the Company and (ii) if the amount involved in such transaction exceeds $15.0 million, by a nationally-recognized independent appraiser retained for this purpose by the Company and reasonably acceptable to the Holder Representatives or the Holders of at least 60% of the aggregate principal amount outstanding of the Notes at such time.

Section 4.19. [Reserved]

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Section 4.20. Change in Nature of Business. The Company and the Restricted Subsidiaries, taken as a whole, will not enter into any new line of business that is fundamentally and substantively different from their existing lines of business conducted by them on the Issue Date, taken as a whole, other than activities reasonably related, complementary or ancillary to such existing lines of business or reasonable extensions thereof.

Section 4.21. Accounting Changes. The Company shall not make any change in its fiscal year; provided, however, that the Company may, upon written notice by the Company to the Trustee, change its fiscal year to any other fiscal year reasonably acceptable to the Holder Representatives or Holders of 60% in aggregate principal amount of the Notes then outstanding, in which case, the Company and the Trustee, acting at the direction of the Holder Representatives or Holders of 60% in aggregate principal amount of the Notes then outstanding, will, and are hereby authorized to, make any adjustments to this Indenture that are necessary to reflect such change in fiscal year.

Section 4.22. Amendments or Waivers of Organizational Documents. The Company shall not, nor shall it permit any Note Party to, amend or modify their respective Organizational Documents in a manner that is materially adverse to the Holders of the Notes (in their capacities as such).

Section 4.23. Intellectual Property. Notwithstanding anything in this Indenture to the contrary, no disposition or transfer (via an Investment, Asset Sale or otherwise) of Intellectual Property material to the business or operations of the Company and its Restricted Subsidiaries owned by a Note Party may be made to a Restricted Subsidiary that is not a Note Party.

Section 4.24. Additional Note Guarantees.

(a)          The Company shall use commercially reasonable efforts to either, (i) cause NextNav France, SAS (the “French Subsidiary”) to execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit B (subject to the Agreed Guarantee Principles), pursuant to which the French Subsidiary shall unconditionally Guarantee, on a senior secured basis, all of the Company’s obligations under the Notes and this Indenture on the terms set forth in this Indenture; or

(ii)       cause the French Subsidiary to transfer substantially all of its Intellectual Property (which, for the avoidence of doubt, constitutes the majority of the assets of the French Subsidiary as of the date of this Indenture) on a tax free basis to one or more Domestic Subsidiaries that are Note Guarantors, which transferred Intellectual Property shall, for the avoidance of doubt, constitute After-Acquired Property for purposes of this Indenture, such that following such transfer, the Fair Market Value of any remaining property and assets of the French Subsidiary, as reasonably estimated by the Company, shall not exceed $5.0 million (or its foreign currency equivalent). If the French Subsidiary completes such transfer, it shall be relieved of any obligation under clause (i) above to Guarantee the Company’s obligations under the Notes.

(b)          Following the execution of a supplemental indenture pursuant to clause (a)(i) above, the French Subsidiary shall be a Note Guarantor for all purposes hereof until such Note Guarantee is released in accordance herewith. The Holder Representatives or the Holders of at least 60% in aggregate principal amount of the Notes then outstanding may consent to any amendment to, or waiver of, the Company’s obligations under, clause (a)(i) hereof.

(c)          To the extent any one of the Company’s Subsidiaries that is not a Note Guarantor as of the Issue Date Guarantees any Indebtedness of the Company or any Note Guarantor as of the Issue Date, the Company shall use commercially reasonable efforts to cause such Subsidiary to execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit B (subject to the Agreed Guarantee Principles), pursuant to which such Subsidiary shall unconditionally Guarantee, on a senior secured basis, all of the Company’s obligations under the Notes and this Indenture on the terms set forth in this Indenture within 60 days after the Issue Date. Thereafter, such Subsidiary shall be a Note Guarantor for all purposes hereof until such Note Guarantee is released in accordance herewith.

(d)          If any one of the Company’s Subsidiaries that is not a Note Guarantor Guarantees any Indebtedness of the Company or any Guarantor after the Issue Date, that Subsidiary shall execute and deliver to the Trustee a supplemental indenture in the form of Exhibit B, pursuant to which such Subsidiary shall unconditionally Guarantee, on a senior secured basis, all of the Company’s obligations under the Notes and this Indenture on the terms set forth in this Indenture, in each case within 60 days of the date on which such Subsidiary provided such guarantee. Thereafter, such Subsidiary shall be a Note Guarantor for all purposes hereof until such Note Guarantee is released in accordance herewith.

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(e)          Notwithstanding the foregoing, the supplemental indenture and notation of Note Guarantee may be modified in respect of any Note Guarantor organized outside of the United States of America as necessary or appropriate to (1) comply with applicable law, (2) avoid or comply with any general legal limitations such as general statutory limitations, financial assistance, corporate benefit, “thin capitalization” rules, retention of title claims or similar matters or (3) avoid a conflict with the fiduciary duties of such company’s directors, contravention of any legal prohibition or regulatory condition, or the material risk of personal or criminal liability for any officers or directors (collectively referred to as “Agreed Guarantee Principles”), in each case as determined by the Company in its sole discretion.

Section 4.25. After-Acquired Property. From and after the Issue Date, and subject to the applicable limitations and exceptions set forth in the Collateral Documents and this Indenture (including with respect to Excluded Assets), if the Company or any Note Guarantor acquires any After-Acquired Property or if any new Subsidiary becomes a Note Guarantor, the Company or such Note Guarantor shall promptly (but so long as this Indenture is outstanding in no circumstance sooner than required with respect to this Indenture) (i) grant a first-priority perfected security interest (subject to Permitted Encumbrances) upon any such property, as security for the Notes Obligations and (ii) execute and deliver such mortgages, deeds of trust, security instruments, financing statements and certificates as shall be necessary to vest in the Notes Collateral Agent a perfected security interest, subject only to Permitted Encumbrances, in such After-Acquired Property or in the Collateral of such Note Guarantor and to have such After-Acquired Property or such Collateral (but subject to the limitations set forth in the Collateral Documents) added to the Collateral, and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such After-Acquired Property or Collateral to the same extent and with the same force and effect, and deliver certificates and Opinions of Counsel consistent with the ones delivered in the applicable jurisdiction in connection with other Collateral Documents or in the case of any jurisdiction where no Liens were previously granted, such certificates and Opinions of Counsel as are customary in such jurisdiction; provided, however, that if granting such security interest in such After-Acquired Property or Collateral requires the consent of a third party, the Company will use commercially reasonable efforts to obtain such consent with respect to the security interest for the benefit of the Trustee and the Notes Collateral Agent on behalf of the Holders of the Notes; provided further, however, that if such third party does not consent to the granting of such security interest after the use of such commercially reasonable efforts, the Company or such Note Guarantor, as the case may be, will not be required to provide such security interest.

Section 4.26. No Impairment of the Security Interests. Except as otherwise permitted under this Indenture and the Collateral Documents, none of the Company nor any of the Note Guarantors shall be permitted to take any action, or knowingly omit to take any action, which action or omission would have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Trustee, the Notes Collateral Agent and the Holders of the Notes.

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ARTICLE 5

LISTS OF HOLDERS AND REPORTS BY THE COMPANY AND THE TRUSTEE

Section 5.01. Lists of Holders. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semi-annually, not more than 15 days after each June 30 and December 31 in each year beginning with December 31, 2024, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice or payment to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the (i) names, (ii) postal addresses, (iii) email addresses, and (iv) account details and wiring instructions for payment hereunder, of the Holders as of a date not more than 15 days (or such other date as the Trustee may reasonably request in order to so provide any such notices or payment) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Note Registrar.

Section 5.02. Preservation and Disclosure of Lists. The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders contained in the most recent list furnished to it as provided in Section 5.01 or maintained by the Trustee in its capacity as Note Registrar, if so acting. The Trustee may dispose of any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01. Events of Default. Each of the following events shall be an “Event of Default” with respect to the Notes:

(a)          default in any payment of interest on any Note when due and payable, and the default continues for a period of 30 days;

(b)          default in the payment of principal of any Note when due and payable on the Maturity Date, upon any required repurchase, upon declaration of acceleration or otherwise;

(c)          [reserved]

(d)          [reserved]

(e)          failure by the Company to comply with its obligations under Article 11;

(f)         failure by the Company for 60 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding has been received by the Company to comply with any of its other agreements contained in the Notes or this Indenture;

(g)          any Note Guarantee by a Significant Subsidiary ceases to be in full force and effect in all material respects or any Note Guarantor that is a Significant Subsidiary denies or disaffirms such Note Guarantor’s obligations under this Indenture or any Note Guarantee;

(h)          any Lien purported to be created under any Collateral Document shall cease to be, or shall be asserted by any Note Party in writing not to be, a valid and perfected Lien on any material portion of the Collateral, except (i) as a result of the sale or other disposition of the applicable Collateral to a Person that is not a Note Party in a transaction permitted under the Collateral Documents, (ii) as a result of the Collateral Agent’s failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Collateral Documents, (iii) as a result of the Collateral Agent’s failure to file Uniform Commercial Code continuation statements or (iv) as to Collateral consisting of real property, to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied coverage;

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(i)          default by the Company or any Significant Subsidiary of the Company with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $1,000,000 (or its foreign currency equivalent) in the aggregate of the Company and/or any such Subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, in each case, if such default is not cured or waived, or such acceleration is not rescinded, within 30 days after written notice is delivered to the Company by the Trustee or is delivered to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of Notes then outstanding, in accordance with this Indenture;

(j)          a final judgment or judgments for the payment of $1,000,000 (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) in the aggregate is rendered against the Company or any Subsidiary of the Company, which judgment is not discharged, paid, bonded, waived or stayed within 30 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(k)        the Company or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, interim receiver, manager, monitor, liquidator, custodian, voluntary administrator or other similar official of the Company or any such Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

(l)           an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, interim receiver, manager, monitor, liquidator, custodian, voluntary administrator or other similar official of the Company or such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 30 consecutive days.

Section 6.02. Acceleration; Rescission and Annulment. If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 6.01(k) or Section 6.01(l) with respect to the Company or any of its Significant Subsidiaries), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding determined in accordance with Section 8.04, by notice in writing to the Company (and to the Trustee if given by Holders), may declare 100% of the principal of, and accrued and unpaid interest on, all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, anything contained in this Indenture or in the Notes to the contrary notwithstanding. If an Event of Default specified in Section 6.01(k) or Section 6.01(l) with respect to the Company or any of its Significant Subsidiaries occurs and is continuing, 100% of the principal of, and accrued and unpaid interest, if any, on, all Notes shall become and shall automatically be immediately due and payable.

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The immediately preceding paragraph, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall irrevocably deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest upon all Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest to the extent that payment of such interest is enforceable under applicable law, and on such principal at the rate borne by the Notes) and amounts due to the Trustee pursuant to Section 7.06, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing Events of Default under this Indenture, other than the nonpayment of the principal of and accrued and unpaid interest, if any, on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 6.09, then and in every such case (except as provided in the immediately succeeding sentence) the Holder Representatives or the Holders of 60% in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all existing and past Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. Notwithstanding anything to the contrary herein, no such waiver or rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from the nonpayment of the principal of, or accrued and unpaid interest on, any Notes.

Section 6.03. Additional Interest.

(a)        If an Event of Default with respect to the Notes occurs and is continuing, Additional Interest shall accrue on the Notes at a rate equal to 2.00% per annum of the principal amount of Notes outstanding from the date of occurrence of such Event of Default, except that if any cure period applies with respect to such Event of Default, from the date immediately after the expiration of such cure period. Such Additional Interest payable pursuant to this Section 6.03(a) shall be in addition to, not in lieu of, any regular interest payable on such Notes. Additional Interest will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes.

(b)          Notwithstanding anything in this Indenture or in the Notes to the contrary, to the extent the Company elects, the sole remedy for an Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(b) shall (i) for the first 90 days after the occurrence of such an Event of Default (beginning on, and including the date on which such an Event of Default first occurs), consist exclusively of the right to receive Additional Interest on the Notes at a rate equal to 0.25% per annum of the principal amount of the Notes outstanding for each day during such 90-day period on which such Event of Default is continuing and (ii) for the period from, and including, the 91st day after the occurrence of such an Event of Default to, and including, the 180th day after the occurrence of such an Event of Default, consist exclusively of the right to receive Additional Interest on the Notes at a rate equal to 0.50% per annum of the principal amount of Notes outstanding for each day during such additional 90- day period on which such an Event of Default is continuing, subject to the second immediately succeeding paragraph. Additional Interest payable pursuant to this Section 6.03(b) shall be in addition to, not in lieu of, any Additional Interest payable pursuant to Section 4.06(d) or Section 4.06(e). If the Company so elects, such Additional Interest shall be payable in the same manner and on the same dates as the stated interest payable on the Notes. On the 181st day after such Event of Default (if the Event of Default relating to the Company’s failure to file is not cured or waived prior to such 181st day), the Notes shall be immediately subject to acceleration as provided in Section 6.02. The provisions of this paragraph will not affect the rights of Holders of Notes in the event of the occurrence of any Event of Default other than the Company’s failure to comply with its obligations as set forth in Section 4.06(b). In the event the Company does not elect to pay Additional Interest following an Event of Default in accordance with this Section 6.03(b) or the Company elected to make such payment but does not pay the Additional Interest when due, the Notes shall be immediately subject to acceleration as provided in Section 6.02.

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In order to elect to pay Additional Interest as the sole remedy during the first 180 days after the occurrence of any Event of Default described in the immediately preceding paragraph, the Company must notify all Holders of the Notes, the Trustee and the Paying Agent in writing of such election prior to the beginning of such 180-day period. Upon the failure to timely give such notice, the Notes shall be immediately subject to acceleration as provided in Section 6.02.

In no event will the rate of any such Additional Interest payable pursuant to this Section 6.03(b), when taken together with any Additional Interest that may accrue as a result of the Company’s failure to timely file any document or report that the Company is required to file with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K), as described under Section 4.06(d), accrue at a rate in excess of 0.50% per annum, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest.

Section 6.04. Payments of Notes on Default; Suit Therefor. If an Event of Default described in clause (a) or (b) of Section 6.01 shall have occurred and be continuing, the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal and interest, if any, with interest on any overdue principal and interest, if any, at the rate borne by the Notes at such time, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 7.06. If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as Trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other Significant Subsidiary on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, interim receiver, manager, monitor, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other Significant Subsidiary, the property of the Company or such other Significant Subsidiary, or in the event of any other judicial proceedings relative to the Company or such other Significant Subsidiary upon the Notes, or to the creditors or property of the Company or such other Significant Subsidiary, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.04, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee under Section 7.06; and any receiver, interim receiver, manager, monitor, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that such payments shall be made directly to the Holders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee under Section 7.06, incurred by it up to the date of such distribution.

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Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting such Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as Trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, costs, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of any waiver pursuant to Section

6.09 or any rescission and annulment pursuant to Section 6.02 or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders and the Trustee shall continue as though no such proceeding had been instituted.

Section 6.05. Application of Monies Collected by Trustee. Any monies collected by the Trustee pursuant to this Article 6 with respect to the Notes and any money or other property distributable in respect of any grantor’s Notes Obligations under this Indenture after an Event of Default shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies or other property, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First, to the payment of all amounts due to the Notes Collateral Agent and the Trustee, in all of its capacities, under this Indenture, and their respective agents and attorneys for all amounts due under the Notes Documents, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee, in all of its capacities under this Indenture, the Notes Collateral Agent and their respective agents and attorneys and the costs and expenses of collection;

Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on the Notes in default in the order of the date due of the payments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon such overdue payments at the rate borne by the Notes at such time, such payments to be made ratably to the Persons entitled thereto;

Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount then owing and unpaid upon the Notes for principal and interest, if any, with interest on the overdue principal and, to the extent that such interest has been collected by the Trustee, upon overdue installments of interest at the rate borne by the Notes at such time, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal and interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal and accrued and unpaid interest; and

Fourth, to the payment of the remainder, if any, to the Company.

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Section 6.06. Proceedings by Holders. Except to enforce the right to receive payment of principal or interest when due, no Holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, interim receiver, manager, monitor, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:

(a)                such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as herein provided;

(b)               Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;

(c)                such Holders shall have offered to the Trustee such security, prefunding and/or indemnity reasonably satisfactory to it against any loss, liability, claim, cost, damage or expense to be incurred therein or thereby;

(d)               the Trustee for 60 days after its receipt of such notice, request and offer of such security, prefunding and/or indemnity, shall have neglected or refused to institute any such action, suit or proceeding; and

(e)                no direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the Holder Representatives or the Holders of 60% of the aggregate principal amount of the Notes then outstanding within such 60-day period pursuant to Section 6.09, it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder (it being understood that the Trustee shall have no liability or responsibility to determine whether any such action is prejudicial to the Holders), or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein). For the protection and enforcement of this Section 6.06, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any Holder to receive payment or delivery, as the case may be, of (x) the principal of and

(y)  accrued and unpaid interest, if any, on, such Note, on or after the respective due dates expressed or provided for in such Note or in this Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates against the Company shall not be impaired or affected without the consent of such Holder.

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Section 6.07. Proceedings by Trustee. In case of an Event of Default, the Trustee may proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 6.08. Remedies Cumulative and Continuing. Except as provided in the last paragraph of Section 2.06, all powers and remedies given by this Article 6 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing during the continuance of any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 6.06, every power and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 6.09. Direction of Proceedings and Waiver of Defaults by the Holder Representatives or the Holders of at least 60% of the Aggregate Principal Amount of the Notes. The Holder Representatives or the Holders of at least 60% of the aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may refuse to follow any direction that it determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability, it being expressly understood that the Trustee shall not have an affirmative duty to ascertain whether such action is prejudicial. The Holder Representatives or the Holders of at least 60% in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 may on behalf of the Holders of all of the Notes waive any existing or past Default or Event of Default hereunder and its consequences except (i) a default in the payment of accrued and unpaid interest, if any, on, or the principal of, the Notes when due that has not been cured pursuant to the provisions of Section 6.01, or (ii) a default in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of each Holder of an outstanding Note affected. Upon any such waiver the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.09, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.10. Notice of Defaults. The Trustee shall, within 90 days after the occurrence and continuance of a Default of which a Responsible Officer has actual knowledge, deliver to all Holders notice of all Defaults actually known to a Responsible Officer, unless such Defaults shall have been cured or waived before the giving of such notice; provided that, except in the case of a Default in the payment of the principal of, or accrued and unpaid interest on, any of the Notes, the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

Section 6.11. Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.11 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding determined in accordance with Section 8.04, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or accrued and unpaid interest, if any, on any Note on or after the due date expressed or provided for in such Note.

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ARTICLE 7

CONCERNING THE TRUSTEE

Section 7.01. Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In the event an Event of Default has occurred and is continuing of which a Responsible Officer of the Trustee has actual knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the written request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity and/or security (including by way of prefunding) reasonably satisfactory to it against any loss, claim, liability cost, damage or expense that might be incurred by it in compliance with such request or direction.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(a)                prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred:

(i)                 the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)               in the absence of gross negligence and willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

(b)               the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

(c)                the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holder Representatives or the Holders of not less than 60% in aggregate principal amount of the Notes at the time outstanding determined as provided in Section 8.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(d)               whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 7.01;

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(e)                the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-Note Registrar with respect to the Notes;

(f)                if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred, unless a Responsible Officer of the Trustee had actual knowledge of such event;

(g)               in the absence of written investment direction from the Company, all cash received by the Trustee shall be placed in a non-interest bearing trust account, and in no event shall the Trustee be liable for the selection of investments or for investment losses, fees, taxes or other charges incurred thereon or for losses incurred as a result of the liquidation of any such investment prior to its maturity date or the failure of the party directing such investments prior to its maturity date to provide timely written investment direction, and the Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction from the Company;

(h)               the Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company; and

(i)               in the event that the Trustee is also acting as Custodian, Note Registrar, Paying Agent or transfer agent hereunder, the rights and protections afforded to the Trustee pursuant to this Article 7 shall also be afforded to such Custodian, Note Registrar, Paying Agent or transfer agent.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers if there are reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Under no circumstances will the Trustee be liable in its individual capacity for the obligations evidenced by the Notes.

Section 7.02. Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 7.01:

(a)                before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel;

(b)               the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note, coupon or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties and the Trustee need not investigate any fact or matter stated in any such document;

(c)                any request, direction, order or demand of the Company mentioned herein shall be in writing and sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and, if requested by the Trustee, an Opinion of Counsel (except as set forth in Section 17.05); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

(d)               the Trustee will not be liable for any action it takes, suffers or omits to take in good faith that it believes to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

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(e)                the Trustee may consult with counsel of its selection and require an Opinion of Counsel and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(f)                the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;

(g)               the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Trustee shall not be responsible for any act, omissions, misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder;

(h)               (i)  in the event the Trustee receives inconsistent or conflicting requests and indemnity from the Holder Representatives and any group or groups of Holders, regardless of the percentage in aggregate principal amount of the Notes then outstanding owned by such group or groups of Holders, pursuant to the provisions of this Indenture, the Trustee shall follow the instructions of, and accept the indemnity from, the Holder Representatives; and

(ii) in the event the Trustee receives inconsistent or conflicting requests and indemnity from two or more groups of Holders, each representing less than 60% in aggregate principal amount of the Notes then outstanding, pursuant to the provisions of this Indenture, the Trustee, in its sole discretion, may determine what action, if any, will be taken and the Trustee shall be entitled not to take any action until such instructions have been resolved or clarified to its satisfaction and the Trustee shall not be or become liable in any way or person for any failure to comply with any conflicting, unclear or equivocal instructions;

(i)                 the permissive rights of the Trustee enumerated herein shall not be construed as duties;

(j)                 the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture;

(k)               the rights, privileges, protections, indemnities, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified and/or secured (including by way of prefunding) to its satisfaction, are extended to, and shall be enforceable by, the Notes Collateral Agent and the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(l)                 the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

(m)               unless this Indenture specifically provides otherwise, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company;

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(n)              the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture;

(o)            the Trustee may refrain from taking any action in any jurisdiction if the taking of such action in that jurisdiction would, in its reasonable opinion, based upon legal advice in the relevant jurisdiction, be contrary to any law, regulation or directive of that jurisdiction or, to the extent applicable, the State of New York or any directive, sanction or regulation of any agency of any such state or jurisdiction and may without liability do anything which is, in its reasonable opinion based upon legal advice, necessary to comply with any such law, directive or regulation;

(p)               the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered and, if requested, provided to the Trustee, indemnity and/or other security (including by way of prefunding) reasonably satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction;

(q)               the Trustee shall not have any obligation or duty to monitor, determine or inquire as to compliance, and shall not be responsible or liable for compliance with restrictions on transfer, exchange, redemption, purchase or repurchase, as applicable, of minimum denominations imposed under this Indenture or under applicable law or regulation with respect to any transfer, exchange, redemption, purchase or repurchase, as applicable, of any interest in any Notes;

(r)                the Trustee shall have no duty (A) to see any recording, filing, or depositing of this Indenture or any Collateral Document, or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of such recording or filing or depositing, or to any re-recording, refiling, or redepositing of any thereof, or otherwise monitoring the perfection, continuation of perfection, or the sufficiency or validity of any security interest in or related to any Collateral or (B) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Collateral;

(s)             the Trustee may assume without inquiry in the absence of actual knowledge that the Company and each Note Guarantor is duly complying with their obligations contained in any Note Document required to be performed and observed by them, and that no Default or Event of Default or other event which would require repayment of the Notes has occurred;

(t)              the Trustee shall have no obligation whatsoever to assure that the Collateral exists or is owned by any grantor or is cared for, protected, insured or has been encumbered, or that any Liens on the Collateral have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether the property constituting collateral intending to be subject to the interest and the interest of the Collateral Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto;

(u)             the Trustee shall have no duty to monitor the performance or actions of the Notes Collateral Agent. The Trustee shall have no responsibility or liability for the actions or omissions of the Notes Collateral Agent. In each case that the Trustee is requested hereunder or under any of the Collateral Documents to give direction or provide any consent or approval to the Collateral Trustee, the Issuer or to any other party, the Trustee may seek direction from the Holder Representatives or the Holders of at least 60% in aggregate principal amount of the then outstanding Notes. If the Trustee requests direction from the Holder Representatives or the Holders of at least 60% in aggregate principal amount of the then outstanding Notes with respect to giving any direction to the Notes Collateral Agent, the Trustee shall be entitled to refrain from giving such direction unless and until the Trustee shall have received direction from the Holder Representatives or the Holders of at least 60% in aggregate principal amount of the then outstanding Notes, and the Trustee shall not incur liability to any Person by reason of so refraining;

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(v)              At any time that the security granted pursuant to the Collateral Documents has become enforceable and the Holder Representatives or the Holders of at least 60% in aggregate principal amount of the Notes have given a direction to the Trustee to enforce such security, the Trustee is not required to give any direction to the Notes Collateral Agent with respect thereto unless it has been indemnified in accordance with Section 7.01 and Section 7.02(p) of this Indenture. In any event, in connection with any enforcement of such security, the Trustee is not responsible for:

(i)                 any failure of the Notes Collateral Agent to enforce such security within a reasonable time or at all;

(ii)               any failure of the Notes Collateral Agent to pay over the proceeds of enforcement of the Collateral;

(iii)              any failure of the Notes Collateral Agent to realize such security for the best price obtainable;

(iv)              monitoring the activities of the Notes Collateral Agent in relation to such enforcement;

(v)               taking any enforcement action itself in relation to such security;

(vi)             agreeing to any proposed course of action by the Notes Collateral Agent which could result in the Trustee incurring any liability for its own account; or

(vii)             paying any fees, costs or expenses of the Notes Collateral Agent;

(w)             No provision of this Indenture or of the Notes Documents shall require the Trustee to indemnify the Notes Collateral Agent, and the Notes Collateral Agent shall be required to waive any claim it may otherwise have by operation of law in any jurisdiction to be indemnified by the Trustee acting as principal vis-à-vis its agent, the Notes Collateral Agent (but this shall not prejudice the Notes Collateral Agent's rights to bring any claim or suit against the Trustee (including for damages in the case of gross negligence or willful default of the Trustee)) and

(x)           The Trustee shall be under no obligation to effect or maintain insurance or to renew any policies of insurance or to inquire as to the sufficiency of any policies of insurance carried by the Company or Notes Guarantor, or to report, or make or file claims or proof of loss for, any loss or damage insured against it that may occur, or to keep itself informed or advised as to the payment of any taxes or assessments, or to require any such payment be made.

(y)           In no event shall the Trustee be liable for any special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes, unless either (1) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to the Trustee by the Company or by any Holder of the Notes.

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Section 7.03. No Responsibility for Recitals, Etc. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

Section 7.04. Trustee, Paying Agents or Note Registrar May Own Notes. The Trustee, any Paying Agent or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee, Paying Agent or Note Registrar.

Section 7.05. Monies and Common Shares to Be Held in Trust. All monies and shares of Common Stock received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money and shares of Common Stock held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money or shares of Common Stock received by it hereunder except as may be agreed from time to time by the Company and the Trustee.

Section 7.06. Compensation and Expenses of Trustee. The Company and the Note Guarantors, jointly and severally, covenant and agree to pay to the Trustee from time to time, and the Trustee shall receive, such compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee and the Company, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, costs, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture in any capacity thereunder (including the reasonable compensation and the costs, expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as shall have been caused by its gross negligence or willful misconduct (as determined by a final order of a court of competent jurisdiction). In the event of the occurrence of an Event of Default or the Trustee considering it expedient or necessary or being requested by the Company to undertake duties which the Trustee reasonably determines to be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee, the Company shall pay to the Trustee promptly upon request for all such additional remuneration for such duties. Such expenses include the reasonable compensation, disbursements, expenses and advances of the Trustee’s agents, counsel, accountants and experts. The Company and the Note Guarantors, jointly and severally, also covenant to indemnify the Trustee in any capacity under this Indenture and any other document or transaction entered into in connection herewith and its agents and any authenticating agent for, and to hold them harmless against, any loss, claim (whether asserted by the Company, a Holder or any other Person), damage, liability or expense incurred without gross negligence or willful misconduct on the part of the Trustee, its officers, directors, agents or employees, or such agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this Indenture or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim of liability in the premises, and the enforcement of this Indenture, including this Section 7.06. The obligations of the Company under this Section 7.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a senior claim (or lien) to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee, except, subject to the effect of Section 6.05, funds held in trust herewith for the benefit of the Holders of particular Notes. The Trustee’s right to receive payment of any amounts due under this Section 7.06 shall not be subordinate to any other liability or indebtedness of the Company. The obligation of the Company under this Section 7.06 shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal or the Trustee. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The indemnification provided in this Section 7.06 shall extend to the officers, directors, agents and employees of the Trustee.

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To secure the Company’s payment obligations in this Section 7.06, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, premium, if any, and interest on particular Notes. Such Lien shall survive the resignation or removal of the Trustee or the satisfaction and discharge of this Indenture, with respect to any Notes, the complete satisfaction and discharge of this Indenture, any termination of this Indenture or any Supplemental Indenture, including any termination or rejection of this Indenture or any Supplemental Indenture in any insolvency or similar proceeding, and the repayment of all the Notes.

Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 6.01(k) or Section 6.01(l) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

Section 7.07. Officer’s Certificate as Evidence. Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee, and such Officer’s Certificate, in the absence of gross negligence or willful misconduct on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 7.08. Eligibility of Trustee. There shall at all times be a Trustee hereunder that is a corporation or other legal entity organized and doing business under the laws of the United States of America or any state thereof, that is authorized under such laws to exercise corporate trustee power that is subject to supervision or examination by the U.S. federal and state authorities and that has a combined capital and surplus of at least the minimum amount required by the Trust Indenture Act. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section 7.08, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.08, it shall resign promptly in the manner and with the effect hereinafter specified in this Article.

Section 7.09. Resignation or Removal of Trustee. (a) The Trustee may at any time resign by giving written notice of such resignation to the Company and by delivering notice thereof to the Holders. Upon receiving such notice of resignation, the Company shall promptly appoint a successor Trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and have accepted appointment within 45 days after the giving of such notice of resignation to the Holders, the resigning Trustee may, upon ten Business Days’ notice to the Company and the Holders, petition any court of competent jurisdiction for the appointment of a successor Trustee (at the Company’s expense), or any Holder who has been a bona fide holder of a Note or Notes for at least six months (or since the date of this Indenture) may, subject to the provisions of Section 6.11, on behalf of himself or herself and all others similarly situated, petition any such court for the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor Trustee.

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(b)          In case at any time any of the following shall occur:

(i)           the Trustee shall cease to be eligible in accordance with the provisions of Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(ii)       the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver, interim receiver, manager or monitor of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in either case, the Company may by a Board Resolution remove the Trustee and appoint a successor Trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee, or, subject to the provisions of Section 6.11, any Holder who has been a bona fide holder of a Note or Notes for at least six months (or since the date of this Indenture) may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor Trustee.

(c)          The Holder Representatives or the Holders of at least 60% in aggregate principal amount of the Notes at the time outstanding, as determined in accordance with Section 8.04, may at any time remove the Trustee and nominate a successor Trustee that shall be deemed appointed as successor Trustee by giving written notice of such removal and appointment to the Company and by delivering notice thereof to the remaining Holders (if any).

(d)          Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 7.09 shall become effective upon acceptance of appointment by the successor Trustee as provided in Section 7.10; provided that all sums owing to the Trustee under the Notes Documents shall have been paid and suejct to the Lien provided for in Section 7.06.

(e)          The retiring Trustee shall have no responsibility or liability for any action or inaction of a successor Trustee.

Section 7.10. Acceptance by Successor Trustee. Any successor Trustee appointed as provided in Section 7.09 shall execute, acknowledge and deliver to the Company and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor Trustee, the Trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor Trustee all the rights and powers of the Trustee so ceasing to act. Upon request of any such successor Trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor Trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by such Trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 7.06. No successor Trustee shall accept appointment as provided in this Section 7.10 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 7.08.

Upon acceptance of appointment by a successor Trustee as provided in this Section 7.10, each of the Company and the successor Trustee, at the written direction and at the expense of the Company shall send or cause to be sent a notice of the succession of such Trustee hereunder to the Holders at their addresses as they shall appear on the Note Register. If the Company fails to send such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be sent at the expense of the Company.

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Section 7.11. Succession by Merger, Etc. Any corporation or other entity into which the Trustee may be merged, amalgamated, or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, amalgamation, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee such corporation or other entity shall be eligible under the provisions of Section 7.08.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee or authenticating agent appointed by such predecessor Trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor Trustee may authenticate such Notes either in the name of any predecessor Trustee hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which is provided anywhere in the Notes or in this Indenture that the certificates of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, amalgamation, conversion or consolidation.

Section 7.12. Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable to the Company for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any Officer that the Company has indicated to the Trustee should receive such application actually receives such application, unless any such Officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in accordance with this Indenture in response to such application specifying the action to be taken or omitted.

Section 7.13. Collateral Documents. By their acceptance of the Notes, the Holders hereby authorize and direct the Trustee and Notes Collateral Agent, as the case may be, to execute and deliver each of the Collateral Documents to which the Trustee or the Notes Collateral Agent, as applicable, is to be a party, including any Collateral Documents executed on or after the Issue Date and any amendments, joinders or supplements to any Collateral Document permitted by this Indenture. It is hereby expressly acknowledged and agreed that, in doing so, the Trustee and the Notes Collateral Agent are not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose. Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under, any Collateral Document, the Trustee and the Notes Collateral Agent each shall have all of the rights, privileges, benefits, immunities, indemnities and other protections granted to them under this Indenture (in addition to those that may be granted to it under the terms of such other agreement or agreements).

ARTICLE 8
CONCERNING THE HOLDERS

Section 8.01. Action by Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage of the aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article 9, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders. Whenever the Company or the Trustee solicits the taking of any action by the Holders of the Notes, the Company or the Trustee may, but shall not be required to, fix in advance of such solicitation, a date as the record date for determining Holders entitled to take such action. The record date if one is selected shall be not more than fifteen days prior to the date of commencement of solicitation of such action.

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Section 8.02. Proof of Execution by Holders. Subject to the provisions of Section 7.01, Section 7.02 and Section 9.05, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations of the Trustee as shall then be customary and standard. The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar. The record of any Holders’ meeting shall be proved in the manner provided in Section 9.06.

Section 8.03. Who Are Deemed Absolute Owners. The Company, the Trustee, any authenticating agent, any Paying Agent and any Note Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of, or on account of, the principal of, and (subject to Section 2.03) accrued and unpaid interest on, such Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Note Registrar shall be affected or incur any liability by any notice to the contrary. All such payments or deliveries so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sums or shares of Common Stock so paid or delivered, effectual to satisfy and discharge the liability for monies payable or shares deliverable upon any such Note.

Section 8.04. Company-Owned Notes Disregarded. In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are owned by the Company, by any Subsidiary thereof or by any Affiliate of the Company or any Subsidiary thereof shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes that a Responsible Officer actually knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to so act with respect to such Notes and that the pledgee is not the Company, a Subsidiary thereof or an Affiliate of the Company or a Subsidiary thereof. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 7.01, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 8.05. Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage of the aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at the Corporate Trust Office and upon proof of holding as provided in Section 8.02 revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.

ARTICLE 9
HOLDERS’ MEETINGS

Section 9.01. Purpose of Meetings. A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 9 for any of the following purposes:

(a)          to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Eventof Default hereunder (in each case, as permitted under this Indenture) and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 6;

(b)          to remove the Trustee and nominate a successor Trustee pursuant to the provisions of Article 7;

(c)          to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or

(d)        to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.

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Section 9.02. Call of Meetings by Trustee. The Trustee may at any time call a meeting of Holders to take any action specified in Section 9.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 8.01, shall be delivered to Holders of such Notes. Such notice shall also be delivered to the Company. Such notices shall be delivered not less than 20 nor more than 90 days prior to the date fixed for the meeting.

Any meeting of Holders shall be valid without notice if the Holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Notes then outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 9.03. Call of Meetings by Company, the Holder Representatives or Holders. In case at any time the Company, pursuant to a Board Resolution, the Holder Representatives or the Holders of at least 10% of the aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have delivered the notice of such meeting within 20 days after receipt of such request, then the Company, the Holder Representatives or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 9.01, by delivering notice thereof as provided in Section 9.02.

Section 9.04. Qualifications for Voting. To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Notes on the record date pertaining to such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 9.05. Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company, the Holder Representatives or by Holders as provided in Section 9.03 in which case the Company, the Holder Representatives or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holder Representatives or the Holders of 60% in aggregate principal amount of the Notes represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 8.04, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him or her; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 9.02 or Section 9.03 may be adjourned from time to time by the Holder Representatives or the Holders of 60% of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 9.06. Voting. The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding aggregate principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was delivered as provided in Section 9.02. The record shall show the aggregate principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

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Section 9.07. No Delay of Rights by Meeting. Nothing contained in this Article 9 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Notes.

ARTICLE 10
SUPPLEMENTAL INDENTURES

Section 10.01. Supplemental Indentures Without Consent of Holders. The Company, when authorized by the resolutions of the Board of Directors and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a)           to cure any ambiguity, omission, mistake, defect, error or inconsistency;

(b)          to provide for the assumption of the Company’s or any Note Guarantor’s obligations to Holders of the Notes in the case of a consolidation, amalgamation, or merger or sale of all or substantially all of the Company’s or a Note Guarantor’s assets pursuant to the terms of this Indenture;

(c)          to add additional Note Guarantees with respect to the Notes or to confirm and evidence the release, termination or discharge of any Note Guarantee with respect to such Notes when such release, termination or discharge is permitted under this Indenture;

(d)          to secure the Notes or the related Note Guarantees or to add additional assets as Collateral;

(e)          to add to the covenants or Events of Default of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company;

(f)          to make any change that does not adversely affect the rights of any Holder;

(g)          [reserved]

(h)          to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under this Indenture by more than one Trustee; or

(i)          to comply with any requirement of the Securities and Exchange Commission in connection with the qualification of this Indenture under the Trust Indenture Act.

Upon the written request of the Company, the Trustee and the Notes Collateral Agent, if applicable, are hereby authorized to join with the Company and the Note Guarantors, if applicable, in the execution of any amended or supplemental indenture or amendment or supplement to the other Notes Documents authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee or the Notes Collateral Agent, if applicable, shall not be obligated to enter into such amended or supplemental indenture or amendment or supplement to the other Notes Documents that affects its own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee or the Notes Collateral Agent, as the case may be, may in its discretion, but shall not be obligated to, enter into such supplemental indenture. Notwithstanding the foregoing, no Opinion of Counsel shall be required in connection with the addition of a Note Guarantor under this Indenture upon (i) execution and delivery by such Note Guarantor and the Trustee and the Notes Collateral Agent of a supplemental indenture to this Indenture, the form of which is attached as Exhibit B hereto, and (ii)  delivery of an Officer’s Certificate complying with the provisions of Section 17.05 hereof.

Any supplemental indenture authorized by the provisions of this Section 10.01 may be executed by the Company, the Note Guarantors, if applicable, the Trustee and the Notes Collateral Agent, if applicable, without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02.

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Section 10.02. Supplemental Indentures with Consent of Holders. With the consent (evidenced as provided in Article 8) of either (A) the Holder Representatives or (B) the Holders of at least 60% of the aggregate principal amount of the Notes then outstanding (determined in accordance with Article 8 and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes), the Company, when authorized by the resolutions of the Board of Directors and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the Holders; provided, however, that, without the consent of each Holder of an outstanding Note affected, no such supplemental indenture shall:

(a)          reduce the amount of Notes whose Holders must consent to an amendment;

(b)          reduce the rate of or extend the stated time for payment of interest on any Note;

(c)          reduce the principal amount of or extend the Maturity Date of any Note;

(d)          change the definition of “Holder Representatives”;

(e)          reduce the Redemption Price of, or Change of Control Payment on, any Note or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f)          make any Note payable in a currency other than that stated in the Note;

(g)          change the ranking of the Notes;

(h)          release, or have the effect of releasing, all or substantially all of the value of the Note Guarantees; or

(i)          make any change in this Article 10 that requires each Holder’s consent or in the waiver provisions in Section 6.02 or Section 6.09.

In addition, notwithstanding the foregoing in this Section 10.02, without the consent of either (A) the Holder Representatives or (B) the Holders of at least 86% in aggregate principal amount of the Notes then outstanding, no amendment or waiver may (A) make any change in any Collateral Document or the provisions in this Indenture dealing with Collateral or application of trust proceeds of the Collateral with the effect of releasing the Liens on all or substantially all of the Collateral which secure the Notes Obligations or (B) change or alter the priority of Liens securing the Notes Obligations in any material portion of the Collateral in any way materially adverse, taken as a whole, to the Holders of such Notes, other than, in each case, as provided under the terms of this Indenture or the Collateral Documents. Without the consent of either (A) the Holder Representatives or (B) the Holders of at least 86% in aggregate principal amount of the Notes then outstanding, no amendment to, or waiver of the terms of, this paragraph shall be made.

Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid and subject to Section 10.05, the Trustee and the Notes Collateral Agent, if applicable, shall join with the Company and the Note Guarantors, if applicable, in the execution of such supplemental indenture or amendment or supplement to the other Notes Documents unless such supplemental indenture or amendment or supplement to the other Notes Documents affects the its own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee or the Notes Collateral Agent, as applicable, may, but shall not be obligated to, enter into such supplemental indenture.

Holders do not need under this Section 10.02 to approve the particular form of any proposed supplemental indenture. It shall be sufficient if such Holders approve the substance thereof. After any such supplemental indenture becomes effective, the Company shall deliver to the Holders a notice briefly describing such supplemental indenture. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the supplemental indenture.

Section 10.03. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 10, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company, the Note Guarantors and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

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Section 10.04. Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 10 may, at the Company’s expense, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 17.10) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding, and in each case, in accordance with the requirements of Section 2.04.

Section 10.05. Evidence of Compliance of Supplemental Indenture to Be Furnished to Trustee. In addition to the documents required by Section 17.05, the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 10 and is permitted or authorized by this Indenture and is the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms. The Trustee shall be fully protected in conclusively relying on such Officer’s Certificate and Opinion of Counsel.

ARTICLE 11

CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 11.01. Company May Consolidate, Etc. on Certain Terms. The Company shall not consolidate with, amalgamate, merge with or into, or sell, convey, transfer or lease all or substantially all of its properties and assets to another Person, except in compliance with Article 4 and unless:

(a)          immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture;

(b)        the Company shall have delivered or caused to be delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such merger, consolidation, amalgamation, sale, assignment, transfer, lease, conveyance or disposition and supplemental indentures, if any, comply with this Indenture; and

(c)          to the extent any assets of the Person who is merged, consolidated or amalgamated with or into the Company are assets of the type that would constitute Collateral under the Collateral Documents, the Company will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the applicable Collateral Documents in the manner and to the extent required in the Indenture or the applicable Collateral Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the applicable Collateral Documents.

For purposes of this Section 11.01, the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of one or more Subsidiaries of the Company to another Person, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Company to another Person.

Section 11.02. [Reserved]

Section 11.03. Note Guarantors May Consolidate, Etc. on Certain Terms. The Company will not permit any Note Guarantor to, directly or indirectly, consolidate with, merge with or into, or sell, convey, transfer or lease all or substantially all of its properties and assets to another Person, except in compliance with Article 4 and unless:

(a)          except in the case of a Note Guarantor (x) that has disposed of all or substantially all of its assets, whether through a merger, amalgamation, consolidation or sale of Capital Stock or assets or (y) that, as a result of the disposition of all or a portion of its Capital Stock, ceases to be a Subsidiary of the Company, in both cases in compliance with Section 4.14, the resulting, surviving or transferee Person (if not such Note Guarantor) shall expressly assume, by a guarantee agreement and applicable Collateral Documents, all the obligations of such Note Guarantor under its Note Guarantee;

(b)         to the extent any assets of the Person who is merged, consolidated or amalgamated with or into the successor Note Guarantor are assets of the type that would constitute Collateral under the Collateral Documents, the successor Note Guarantor will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the applicable Collateral Documents in the manner and to the extent required in this Indenture or the applicable Collateral Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the applicable Collateral Documents; and

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(c)          immediately after giving effect to such transaction, no Default or Event of Default exists.

Section 11.04. Opinion of Counsel to Be Given to Trustee. No such consolidation, merger, amalgamation, sale, conveyance, transfer or lease shall be effective unless the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, amalgamation, sale, conveyance, transfer or lease and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Article 11.

ARTICLE 12

IMMUNITY OF INCORPORATORS, SHAREHOLDERS, OFFICERS AND DIRECTORS

Section 12.01. Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of or accrued and unpaid interest on any Note, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Note, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, employee, agent, Officer or director or Subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

ARTICLE 13
NOTE GUARANTEES

Section 13.01. Note Guarantees.

(a)          Each of the Note Guarantors, jointly and severally, hereby unconditionally Guarantees (and subject in each case to the Agreed Guarantee Principles set forth in any notation of Note Guarantee, supplemental indenture, or as contemplated by Section 4.24(d)) to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder that: (i) the due and punctual payment of the principal of, premium, if any, and interest on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, repurchase, redemption or otherwise, (ii) the due and punctual payment of interest, if any, on the overdue principal of and interest on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee under this Indenture or any Note shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof, and (iii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration pursuant to Section 6.02 or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Note Guarantors shall be jointly and severally obligated to pay the same immediately. Each Note Guarantor shall agree that this is a Guarantee of payment and not a Guarantee of collection. If acceleration of the time for payment of any Notes Obligation by the Company is stayed by reason of the insolvency or receivership of the Company or otherwise, all Notes Obligations otherwise subject to acceleration under the terms of any Notes Document shall nonetheless be payable by the Note Guarantors hereunder forthwith on demand by the Trustee.

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(b)          Each of the Note Guarantors hereby agrees that its obligations with regard to its Guarantee shall be joint and several, unconditional, irrespective of the validity or enforceability of the Notes or the obligations of the Company under this Indenture, the absence of any action to enforce the same, the recovery of any judgment against the Company or any other obligor with respect to this Indenture, the Notes or the obligations of the Company under this Indenture or the Notes, any action to enforce the same or any other circumstances (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Note Guarantor. Each Note Guarantor further, to the extent permitted by law, hereby waives and relinquishes all claims, rights and remedies accorded by applicable law to guarantors and agrees not to assert or take advantage of any such claims, rights or remedies, including but not limited to: (i) any right to require any of the Trustee, the Holders or the Company (each a “Benefited Party”), as a condition of payment or performance by such Note Guarantor, to (A) proceed against the Company, any other guarantor (including any other Note Guarantor) of the obligations under the Note Guarantees or any other person, (B) proceed against or exhaust any security held from the Company, any such other guarantor or any other person, (C) proceed against or have resort to any balance of any deposit account or credit on the books of any Benefited Party in favor of the Company or any other person, or (D) pursue any other remedy in the power of any Benefited Party whatsoever; (ii) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Company including any defense based on or arising out of the lack of validity or the unenforceability of the obligations under the Note Guarantees or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Company from any cause other than payment in full of the obligations under the Note Guarantees; (iii)  any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (iv)  any defense based upon any Benefited Party’s errors or omissions in the administration of the obligations under the Note Guarantees, except behavior which amounts to bad faith; (v) (A) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of the Note Guarantees and any legal or equitable discharge of such Note Guarantor’s obligations hereunder and under its Note Guarantee, (B) the benefit of any statute of limitations affecting such Note Guarantor’s liability hereunder and under its Note Guarantee or the enforcement hereof and thereof, (C) any rights to set-offs, recoupments and counterclaims and (D) promptness, diligence and any requirement that any Benefited Party protect, secure, perfect or insure any security interest or lien or any property subject thereto; (vi) notices, demands, presentations, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of the Note Guarantees, notices of default under the Notes or any agreement or instrument related thereto, notices of any renewal, extension or modification of the obligations under the Note Guarantees or any agreement related thereto, and notices of any extension of credit to the Company and any right to consent to any thereof; (vii) to the extent permitted under applicable law, the benefits of any “One Action” rule; and (viii) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of the Note Guarantees. Except as set forth in Section 13.05, each Note Guarantor covenants that its Note Guarantee shall not be discharged except by complete performance of the obligations contained in its Note Guarantee and this Indenture.

(c)          If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Note Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Note Guarantors, any amount paid to either the Trustee or such Holder, any Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(d)          Each Note Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Note Guarantor shall further agree that, as between the Note Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.02 for the purposes of any Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby and (ii) in the event of any declaration of acceleration of such obligations as provided in Section 6.02, such obligations (whether or not due and payable) shall forthwith become due and payable by the Note Guarantors for the purpose of any such Guarantee. The Note Guarantors shall have the right to seek contribution from any non-paying Note Guarantor so long as the exercise of such right does not impair the rights of the Holders under the applicable Guarantee.

Section 13.02. Execution and Delivery of Note Guarantees. The execution by each Note Guarantor of this Indenture (or a supplemental indenture in the form of Exhibit B or a supplemental indenture entered into pursuant to Section 4.24) evidences the Guarantee of such Note Guarantor, whether or not the person signing as an officer of the Note Guarantor still holds that office at the time of authentication of any Note. The delivery of any Note by the Trustee after authentication constitutes due delivery of the Guarantee set forth in this Indenture on behalf of each Note Guarantor.

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Section 13.03. Limitation on Note Guarantor Liability.

(a)          General. Each Note Guarantor confirms, and by its acceptance of Notes, each Holder hereby confirms, that it is the intention of all such parties that any Guarantee of such Note Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar applicable law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee and the Holders irrevocably agree, and the Note Guarantors irrevocably agree, that the obligations of such Note Guarantor under this Article 13 shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Note Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Note Guarantor in respect of the obligations of such other Note Guarantor under this Article 13, result in the obligations of such Note Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 13.04. Merger and Consolidation of Note Guarantors.

(a)          In case of any sale or other disposition, consolidation, amalgamation, merger, sale or conveyance and upon the assumption by the successor person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Note Guarantor, such successor person shall succeed to and be substituted for the Note Guarantor with the same effect as if it had been named herein as a Note Guarantor. Such successor person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes available hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

(b)          Except as set forth in Article 4 and Article 11, and notwithstanding clause

(a)  of this Section 13.04, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation, amalgamation or merger of a Note Guarantor with or into another Person, or shall prevent any sale or conveyance of the property of a Note Guarantor as an entirety or substantially as an entirety.

Section 13.05. Release.

(a)          In the event (i) of a sale, exchange, transfer or other disposition of all or substantially all of the assets of any Note Guarantor, by way of merger, amalgamation, consolidation or otherwise, or a sale, exchange, transfer or other disposition of all the Equity Interests of any Note Guarantor, then held by the Company and its Restricted Subsidiaries to a Person that is not (either before or after giving effect to such transactions) a Subsidiary of the

Company, in each case so long as such sale or other disposition is permitted by this Indenture, (ii) the Company discharges the Notes and its Obligations under this Indenture under Article 3 with respect to the Notes, (iii) upon the merger, amalgamation or consolidation of any Note Guarantor with and into the Company or another Note Guarantor or upon the liquidation of such Note Guarantor, in each case, in compliance with the applicable provisions of this Indenture or (iv) as described under Article 10, such Note Guarantor shall be released and relieved of any obligations under its Note Guarantee without any further action being required by the Trustee or any Holder.

(b)          Upon delivery by the Company to the Trustee of an Officer’s Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Note Guarantor from its obligations under its Guarantee.

(c)          Any Note Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Note Guarantor under this Indenture as provided in this Article 13.

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ARTICLE 14
[RESERVED]

ARTICLE 15
OPTIONAL REDEMPTION

Section 15.01. Optional Redemption. The Notes shall not be redeemable by the Company prior to May 9, 2024. On or after May 9, 2024, the Company may redeem (an “Optional Redemption”) for cash all or any portion of the Notes, at the Redemption Price.

Section 15.02. Notice of Optional Redemption; Selection of Notes. (a) In case the Company exercises its Optional Redemption right to redeem all or, as the case may be, any part of the Notes pursuant to Section 15.01, it shall fix a date for redemption (each, a “Redemption Date”) and it or, at its written request received by the Trustee not less than five Business Days prior to the date such Redemption Notice is to be sent (or such shorter period of time as may be acceptable to the Trustee), the Trustee, in the name of and at the expense of the Company, shall deliver or cause to be delivered a notice of such Optional Redemption (a “Redemption Notice”) not less than 10 nor more than 60 calendar days prior to the Redemption Date to each Holder of Notes so to be redeemed as a whole or in part; provided, however, that, if the Company shall give such notice, it shall also give written notice of the Redemption Date to the Trustee. The Redemption Date must be a Business Day.

(b)          The Redemption Notice, if delivered in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such Redemption Notice by mail or any defect in the Redemption Notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

(c)          Each redemption notice shall specify:

(i)          the Redemption Date,

(ii)         the Redemption Price,

(iii)       that on the Redemption Date, the Redemption Price will become due and payable upon each Note to be redeemed, and that interest thereon, if any, shall cease to accrue on and after the Redemption Date;

(iv)         the place or places where such Notes are to be surrendered for payment of the Redemption Price;

(v)          the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes;

(vi)         in case any Note is to be redeemed in part only, the portion of the principal amount thereof to be redeemed and on and after the Redemption Date, upon surrender of such Note, a new Note in principal amount equal to the unredeemed portion thereof shall be issued; and

(vii)       any conditions precedent described in Section 15.03.

(d)          If fewer than all of the outstanding Notes are to be redeemed, the Trustee shall select the Notes or portions thereof to be redeemed (in principal amounts of $2,000 or multiples of $1,000 in excess thereof) by lot, on a pro rata basis or by another method the Trustee considers to be fair and appropriate. The Trustee shall not be liable to any party for any selections made in respect of partial redemptions, provided the Trustee acts without gross negligence or wilful misconduct.

Section 15.03. Payment of Notes Called for Redemption. (a) Any redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent and, at the Company’s discretion, the Redemption Date may be delayed until such time as any or all such conditions precedent included at the Company’s discretion shall be satisfied (or waived by the Company) or the Redemption Date may not occur and such notice may be rescinded if all such conditions precedent included at the Company’s discretion shall not have been satisfied (or waived by the Company). Following the satisfaction or waiver of all conditions precedent, if any, Notes called for redemption shall be due and payable on the applicable Redemption Date at the place or places stated in the Redemption Notice and at the applicable Redemption Price. On presentation and surrender of the Notes at the place or places stated in the Redemption Notice, the Notes shall be paid and redeemed by the Company at the applicable Redemption Price.

(b)          Prior to the open of business on the Redemption Date, the Company shall irrevocably deposit with the Paying Agent or, if the Company or a Subsidiary of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 7.05 an amount of cash (in immediately available funds if deposited on the Redemption Date), sufficient to pay the Redemption Price of all of the Notes to be redeemed on such Redemption Date. Subject to receipt of funds by the Paying Agent, payment for the Notes to be redeemed shall be made on the Redemption Date for such Notes. The Paying Agent shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Redemption Price.

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ARTICLE 16
MANDATORY REPURCHASE OFFERS

Section 16.01. Mandatory Repurchase Offers.

(a)          No later than sixty (60) days following the date of receipt by the Company or any Restricted Subsidiary of any Net Cash Proceeds in respect of any Non-Ordinary Course IP Sale, which Net Cash Proceeds, together with the aggregate amount of Net Cash Proceeds previously received from such Non-Ordinary Course IP Sales (i) during the most recent twelve month period do not exceed $5.0 million (the “IP Sales Twelve Month Threshold Amount”) and (ii)   since the Issue Date of the Notes do not exceed $7.5 million (the “IP Sales Cumulative Threshold Amount”), the Company shall make an offer (an “IP Sales Mandatory Repurchase Offer”) to all Holders of Notes to purchase the maximum outstanding principal amount of Notes (the “IP Sales Mandatory Repurchase Offer Amount”) that may be purchased utilizing 33% of the Net Cash Proceeds from such Non-Ordinary Course IP Sale (the “IP Sales Mandatory Repurchase Offer Proceeds”). In the event that:

(i)          (A) the Net Cash Proceeds in respect of any Non-Ordinary Course IP Sale, together with the aggregate amount of Net Cash Proceeds previously received from such Non-Ordinary Course IP Sales during the most recent twelve month period, exceeds the IP Sales Twelve Month Threshold Amount (the “IP Sales Twelve Month Excess Proceeds”) and (B) the Net Cash Proceeds in respect of any Non-Ordinary Course IP Sale, together with the aggregate amount of Net Cash Proceeds previously received from such Non-Ordinary Course IP Sales since the Issue Date of the Notes does not exceed the IP Sales Cumulative Threshold Amount, the IP Sales Mandatory Repurchase Offer Amount shall be 33% of the Net Cash Proceeds from such Non-Ordinary Course IP Sale until the IP Sales Twelve Month Threshold Amount has been reached, plus 100% of the IP Sales Twelve Month Excess Proceeds; and

(ii)          the Net Cash Proceeds in respect of any Non-Ordinary Course IP Sale, together with the aggregate amount of Net Cash Proceeds previously received from such Non-Ordinary Course IP Sales since the Issue Date of the Notes, exceeds the IP Sales Cumulative Threshold Amount (the “IP Sales Cumulative Excess Proceeds”), the IP Sales Mandatory Repurchase Offer Amount shall be 33% of the Net Cash Proceeds from such Non-Ordinary Course IP Sale until the IP Sales Cumulative Threshold Amount has been reached, plus 100% of the IP Sales Cumulative Excess Proceeds.

(b)          No later than sixty (60) days following the date of receipt by the Company or any Restricted Subsidiary of any Net Cash Proceeds in respect of any Non-Ordinary Course Spectrum Sale, the Company shall make an offer (a “Spectrum Sales Mandatory Repurchase Offer”) to all Holders of Notes to purchase the maximum outstanding principal amount of Notes (the “Spectrum Sales Mandatory Repurchase Offer Amount”) that may be purchased utilizing such Net Cash Proceeds (the “Spectrum Sales Mandatory Repurchase Offer Proceeds”).

(c)          Notwithstanding the foregoing, to the extent that any of the foregoing obligations to effect a Mandatory Repurchase Offer arises as a result of Net Cash Proceeds generated by a Foreign Subsidiary (or a direct or indirect Domestic Subsidiary of a Foreign Subsidiary) and the Company determines in good faith that actions reasonably required to use such Net Cash Proceeds to effect any such Mandatory Repurchase Offer would result in material and adverse tax consequences to the Company or its Affiliates (taking into account any foreign tax credit or other net benefit actually realized in connection with such repatriation that would not otherwise be realized), then the relevant amounts shall be entitled to be retained by the Company or the applicable Affiliate and such amounts shall not be required to be used to effect a Mandatory Repurchase Offer pursuant to either clause (a) or clause (b) above.

Section 16.02. Mandatory Repurchase Offer Notices; Selection of Notes. (a) The Mandatory Repurchase Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Mandatory Repurchase Offer Period”). Promptly after the expiration of the Mandatory Repurchase Offer Period (the “Mandatory Repurchase Date”), the Company shall apply all of the Applicable Mandatory Repurchase Offer Proceeds to repurchase all of the Notes tendered in the Mandatory Repurchase Offer at a repurchase price equal to 100% of the principal amount being repurchased, plus accrued and unpaid interest thereon (if any) to, but excluding the Mandatory Repurchase Date (the “Mandatory Offer Repurchase Price”); provided that if the aggregate Mandatory Offer Repurchase Price for all Notes tendered in such Mandatory Repurchase Offer exceeds the total amount of Applicable Mandatory Repurchase Offer Proceeds, then the tendered Notes shall be repurchased pro rata up to the maximum amount of Notes that can be repurchased with such Applicable Mandatory Repurchase Offer Proceeds. If the Mandatory Repurchase Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest up to but excluding the Mandatory Repurchase Date, shall be paid to the Person in whose name a note is registered at the close of business on such Regular Record Date, and no additional interest shall be payable to Holders of the Notes who tender Notes pursuant to the Mandatory Repurchase Offer.

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(b)          Subject to clause (a) above, the Company will mail or send electronically a notice of Mandatory Repurchase Offer (a “Mandatory Repurchase Offer Notice”) to all Holders of Notes (copying the Trustee) no later than sixty (60) days after the receipt of Net Cash Proceeds from a Non-Ordinary Course IP Sale or Non-Ordinary Course Spectrum Sale. The Mandatory Repurchase Offer Notice shall contain all instructions and materials necessary to enable such holder to tender notes pursuant to the Mandatory Repurchase Offer and will comply with the procedures required by this Indenture.

(c)          Each Mandatory Repurchase Offer Notice shall specify:

(i)            that the Mandatory Repurchase Offer is being made pursuant to Section 16.01(a) or (b) of this Indenture;

(ii)          the Mandatory Offer Repurchase Price and the Mandatory Repurchase Date, which shall be no earlier than 10 calendar days nor later than 60 calendar days after the date the Mandatory Repurchase Offer Notice is mailed (the “Mandatory Repurchase Payment Date”);

(iii)          that any Notes not tendered will continue to accrue interest in accordance with the terms of this Indenture;

(iv)          that, unless the Company defaults in the payment of the Mandatory Repurchase Offer Amount, all Notes accepted for payment pursuant to the Mandatory Repurchase Offer shall cease to accrue interest after the Mandatory Repurchase Payment Date;

(v)          that Holders will be entitled to withdraw their election by notice in writing to the Paying Agent delivered not later than the close of business on the second Business Day preceding the Mandatory Repurchase Payment Date;

(vi)          that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof; and

(vii)          any other information material to such Holder’s decision to tender Notes.

(d)          If fewer than all of the outstanding Notes are to be repurchased, the Trustee shall select the Notes or portions thereof to be repurchased (in principal amounts of $2,000 or multiples of $1,000 in excess thereof) by lot, on a pro rata basis or by another method the Trustee considers to be fair and appropriate. The Trustee shall not be liable to any party for any selections made in accordance with this Section 16.02(d), provided the Trustee acts without gross negligence or wilful misconduct.

(e)          To the extent that the aggregate principal amount of Notes validly tendered or otherwise surrendered in connection with a Mandatory Repurchase Offer is less than the Applicable Mandatory Repurchase Offer Proceeds, the Company may, after purchasing all such Notes validly tendered and not withdrawn, use the remaining Applicable Mandatory Repurchase Offer Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of the Notes validly tendered pursuant to any Mandatory Repurchase Offer exceeds the amount that can be repurchased with the Applicable Mandatory Repurchase Offer Proceeds, the Company will allocate the Applicable Mandatory Repurchase Offer Proceeds to purchase Notes on a pro rata basis on the basis of the aggregate principal amount of tendered Notes; provided that no Notes will be selected and purchased in an unauthorized denomination. Upon completion of any repurchase of Notes in a Mandatory Repurchase Offer, the amount of Applicable Mandatory Repurchase Offer Proceeds shall be reset at zero.

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(f)          The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable. To the extent that the provisions of any such securities laws or regulations conflict with the provisions of this Indenture, the Company will comply with those securities laws and regulations and will not be deemed to have breached its obligations described in this Indenture by virtue of compliance therewith.

ARTICLE 17
MISCELLANEOUS PROVISIONS

Section 17.01. Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements of the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.

Section 17.02. Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or Officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company.

Section 17.03. Addresses for Notices, Etc. Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders on the Company shall be deemed to have been sufficiently given or made, for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to NextNav Inc., 1775 Tysons Blvd., 5th Floor, McLean, VA 22102, Attention: Chief Financial Officer. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office. Any notice, direction, request or demand hereunder to or upon the Notes Collateral Agent shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to GLAS Trust Company LLC Limited, 3 Second Street, Suite 206, Jersey City, New Jersey 07311, United States of America, email:

The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications. The Notes Collateral Agent, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail (PDF only), facsimile transmission or other similar unsecured electronic methods; provided, however, that (a) the party providing such electronic instructions or directions, subsequent to the transmission thereof, shall provide the originally executed instructions or directions to the Trustee in a timely manner and (b) such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions or directions notwithstanding such instructions or directions conflict or are inconsistent with a subsequent written instruction or direction or if the subsequent written instruction or direction is never received. The party providing instructions or directions by unsecured e-mail (PDF only), facsimile transmission or other similar unsecured electronic methods, as aforesaid, agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties. Nothing in this Section 17.03 shall require the Trustee to act upon instructions or directions sent by e-mail transmissions.

Any notice or communication delivered or to be delivered to a Holder of Notes shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register or e-mailed at the email address of the Holder as it appears on the Note Register and shall be sufficiently given to it if so mailed or electronically delivered within the time prescribed.

Failure to mail or deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed or delivered, as the case may be, in the manner provided above, it is duly given, whether or not the addressee receives it.

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In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 17.04. Governing Law; Jurisdiction. THIS INDENTURE, EACH NOTE, EACH NOTE GUARANTEE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE OR ANY NOTE OR NOTE GUARANTEE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF).

The Company and each Note Guarantor irrevocably consents and agrees, for the benefit of the Holders from time to time of the Notes and the Trustee, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Indenture, the Notes or the Note Guarantees may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of the Notes have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.

The Company and each Note Guarantor irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Indenture brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 17.05. Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee. Upon any application or demand by the Company to the Trustee or the Notes Collateral Agent to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee and the Notes Collateral Agent an Officer’s Certificate and an Opinion of Counsel stating that such action is permitted by the terms of this Indenture; provided, however, that no Opinion of Counsel shall be required in connection with a request by the Company that the Trustee deliver a notice to Holders under this Indenture where the Trustee receives an Officer’s Certificate with respect to such notice.

Each Officer’s Certificate provided for, by or on behalf of the Company in this Indenture and delivered to the Trustee or the Notes Collateral Agent with respect to compliance with this Indenture (other than the Officer’s Certificates provided for in Section 4.08) shall include (a) a statement that the person signing such certificate is familiar with the requested action and this Indenture; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statement contained in such certificate is based; (c) a statement that, in the judgment of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed judgment as to whether or not such action is permitted by this Indenture; (d) a statement as to whether or not, in the judgment of such person, such action is permitted by this Indenture; and (e) a statement as to whether or not, in the judgment of such person, all conditions precedent and covenants, if any, provided for in this Indenture related to the proposed action have been complied with.

Notwithstanding anything to the contrary in this Section 17.05, if any provision in this Indenture specifically provides that the Trustee or Notes Collateral Agent shall or may receive an Opinion of Counsel in connection with any action to be taken by the Trustee or Notes Collateral Agent or the Company hereunder, the Trustee or Notes Collateral Agent shall receive such Opinion of Counsel.

Section 17.06. Legal Holidays. In any case where any Interest Payment Date, any Redemption Date, Change of Control Payment Date or Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue in respect of the delay.

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Section 17.07. Agent for Service of Process. By the execution and delivery of this Indenture, each Note Guarantor that is not a Domestic Subsidiary does, and with respect to any entity that becomes a Note Guarantor after the date hereof and is not a Domestic Subsidiary, within 10 days of becoming a Note Guarantor, as applicable, will, (a) acknowledge that they will designate and appoint NextNav Inc., 1775 Tysons Blvd., 5th Floor, McLean, VA 22102, or another Person satisfactory to the Trustee (the “Authorized Agent”), as their authorized agent upon whom process may be served in any suit or proceeding arising out of or relating to this Indenture or the Note Guarantees that may be instituted in any federal or state court in the State of New York or brought under federal or state securities laws, and acknowledge that the Authorized Agent has accepted such designation, (b) submit to the jurisdiction of any such court in any such suit or proceeding, and (c) agree that service of process upon the Authorized Agent and written notice of said service to the Note Guarantor that is not a Domestic Subsidiary in accordance with this Section 17.07 shall be deemed effective service of process in any such suit or proceeding. Each Note Guarantor that is not a Domestic Subsidiary further agrees to take any reasonable action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Authorized Agent in full force and effect so long as any of the Notes shall be outstanding; provided, however, that each Note Guarantor that is not a Domestic Subsidiary may, by written notice to the Trustee, designate such additional or alternative agent for service of process under this Section 17.07 that (i) maintains an office located in the Borough of Manhattan, The City of New York, in the State of New York, (ii) is either (x) counsel for the Note Guarantor or (y) a corporate service company which acts as agent for service of process for other persons in the ordinary course of its business and (iii) agrees to act as agent for service of process in accordance with this Section 17.07. Such written notice shall identify the name of such agent for process and the address of the office of such agent for process in the Borough of Manhattan, The City of New York, State of New York. Upon the written request of any Holder, the Trustee shall deliver a copy of such notice to such Holder.

Section 17.08. Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the Holders, the parties hereto, any Paying Agent, any authenticating agent, any Note Registrar and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 17.09. Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 17.10. Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its reasonable judgment in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 10.04 and Section 15.03 as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as Trustee hereunder pursuant to Section 7.08.

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Any corporation or other entity into which any authenticating agent may be merged, amalgamated or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, amalgamation, consolidation or conversion to which any authenticating agent shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation or other entity is otherwise eligible under this Section 17.10, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation or other entity.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section 17.10, the Trustee may appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall deliver notice of such appointment to all Holders.

The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Company may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable.

The provisions of Section 7.02, Section 7.03, Section 7.04, Section 8.03 and this Section

17.10 shall be applicable to any authenticating agent.

If an authenticating agent is appointed pursuant to this Section 17.10, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

,

as Authenticating Agent, certifies that this is one of the Notes described in the within-named Indenture.

By: Authorized Officer

Section 17.11. Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The parties may sign any number of copies of this Indenture. One signed copy is sufficient to prove this Indenture. Delivery of an executed signature page of this Indenture by facsimile or any other rapid transmission device designed to produce a written record of the communication transmitted shall be as effective as delivery of a manually executed counterpart thereof. The words “execution,” “executed,” “signed,” signature” and words of like import in this Indenture or in any other certificate, agreement or document related to this Indenture shall include images of manually executed signatures transmitted by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

Section 17.12. Severability. In the event any provision of this Indenture, in the Notes or in any Note Guarantee shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

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Section 17.13. Waiver of Jury Trial. EACH OF THE COMPANY, EACH OF THE NOTE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 17.14. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, pandemics, epidemics, recognized public emergencies, quarantine restrictions, loss or malfunctions of utilities, communications or computer (software and hardware) services, hacking, cyber-attacks, or other use or infiltration of the Trustee’s technological infrastructure exceeding authorized access; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 17.15. Calculations. Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of accrued interest payable on the Notes and Additional Interest. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Notes. The Company shall provide a schedule of its calculations to the Trustee, and the Trustee is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder of Notes upon the request of that Holder at the sole cost and expense of the Company.

Section 17.16. U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the

U.S.A. PATRIOT Act.

Section 17.17. Withholding Taxes. All parties to this Indenture shall provide an executed IRS Form W-9 or appropriate IRS Form W-8 (or, in each case, any successor form) to the Trustee prior to the Issue Date, and shall promptly update any such form to the extent such form expires or becomes inaccurate in any respect because of a change in circumstances. The Trustee shall have the right to request from any party to this Indenture, or any other Person entitled to payment hereunder, any additional forms, documentation or other information as may be reasonably necessary for the Trustee to satisfy its reporting and withholding obligations under the Internal Revenue Code of 1986, as amended (the “Code”). To the extent any such forms to be delivered under this paragraph are not provided prior to the time the related payment is required to be made or are reasonably determined by the Trustee to be incomplete and/or inaccurate in any material respect, the Trustee shall be entitled to withhold on any such payments hereunder to the extent withholding is required under Chapters 3, 4, or 61 of the Code, and shall have no obligation to gross up any such payments. In addition, the Company and the Note Guarantors, jointly and severally, agree to indemnify the Trustee in relation to all Taxes paid by the Trustee, or required to be withheld or deducted from a payment to any Person entitled to payment hereunder, and any reasonable expenses arising therefrom or with respect thereto.

Section 17.18. [Reserved]

Section 17.19. [Reserved]

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ARTICLE 18
COLLATERAL

Section 18.01. Collateral Documents.

(a)          The due and punctual payment of the principal of, premium and interest on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium and interest on the Notes and performance of all other obligations of the Company and the Note Guarantors to the Holders, the Trustee or the Notes Collateral Agent under this Indenture, the Notes, the Guarantees and the Collateral Documents, according to the terms hereunder or thereunder, shall be secured as provided in the Collateral Documents, which define the terms of the Liens that secure Notes Obligations. The Trustee, the Company and the Note Guarantors hereby acknowledge and agree that the Notes Collateral Agent holds the Collateral in trust (or, as the case may be, as direct representative) for the benefit of the Holders, the Trustee and the Notes Collateral Agent and pursuant to the terms of the Collateral Documents. Each Holder, by accepting a Note, consents and agrees to the terms of the Collateral Documents (including the provisions providing for the possession, use, release and foreclosure of Collateral), each as may be in effect or may be amended from time to time in accordance with its terms and this Indenture, and authorizes and directs the Notes Collateral Agent to enter into the Collateral Documents on the Issue Date, and the Collateral Documents at any time after the Issue Date, if applicable, and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall deliver to the Notes Collateral Agent copies of all documents required to be filed pursuant to the Collateral Documents, and will do or cause to be done all such acts and things as may be reasonably required by the next sentence of this Section 18.01, to assure and confirm to the Notes Collateral Agent the security interest in the Collateral contemplated hereby, by the Collateral Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. On or following the Issue Date, the Company and the Note Guarantors shall, at their sole expense, execute any and all further documents, financing statements (including continuation statements and amendments to financing statements), agreements and instruments, and take all further action that may be required under applicable law, or that the Trustee or the Notes Collateral Agent may reasonably request (it being understood that neither the Trustee nor the Notes Collateral Agent is under any obligation or duty to make such request), in order to grant, preserve, maintain, protect and perfect (or continue the perfection of) the validity and priority of the Liens and security interests created or intended to be created by the Collateral Documents in the Collateral, in each case, to the extent required pursuant to the Collateral Documents. Such security interest and Liens will be created under the Collateral Documents and other security agreements and other instruments and documents.

Section 18.02. Release of Collateral.

(a)          Collateral may be released from the Lien and security interest created by the Collateral Documents at any time and from time to time in accordance with the provisions of the Collateral Documents and this Indenture. Notwithstanding anything to the contrary in the Collateral Documents and this Indenture, the Company and the Note Guarantors will be entitled to the release of property and other assets constituting Collateral from the Liens securing the Notes and the Notes Obligations under any one or more of the following circumstances:

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(i)          in the case of a Note Guarantor that is released from its Guarantee with respect to the Notes pursuant to the terms of this Indenture, the release of the property and assets of such Guarantor; and

(ii)      with respect to any Collateral (x) that is or becomes an “Excluded Asset,” upon it becoming an Excluded Asset or (y) is sold pursuant to a disposition permitted hereunder, upon the consummation of the sale.

(b)          The Liens on the Collateral securing the Notes and the Note Guarantees also will be released:

(i)         upon payment in full of the principal of, together with accrued and unpaid interest on, the Notes and all other Notes Obligations under this Indenture, the Note Guarantees and the Collateral Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest, are paid, or

(ii)          upon a discharge of this Indenture as described under Article 3 hereof.

(c)          With respect to any release of Collateral, upon receipt of an Officer’s Certificate and Opinion of Counsel stating that all conditions precedent under this Indenture and the Collateral Documents, as applicable, to such release have been met and that it is permitted for the Trustee and/or Notes Collateral Agent to execute and deliver the documents requested by the Company in connection with such release and any necessary or proper instruments of termination, satisfaction or release prepared by the Company, the Trustee and the Notes Collateral Agent shall, execute, deliver or acknowledge (at the Company’s expense) such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Collateral Documents and shall do or cause to be done (at the Company’s expense) all acts reasonably requested of them to release such Lien as soon as is reasonably practicable. Neither the Trustee nor the Notes Collateral Agent shall be liable for any such release undertaken in reliance upon any such Officer’s Certificate and Opinion of Counsel, and notwithstanding any term hereof or in any Collateral Document to the contrary, the Trustee and the Notes Collateral Agent shall not be under any obligation to release any such Lien and security interest, or execute and deliver any such instrument of release, satisfaction or termination, unless and until it receives such Officer’s Certificate and Opinion of Counsel, upon which it shall be entitled to conclusively rely without independent verification or investigation as to the statements made therein.

Section 18.03. Suits to Protect the Collateral. Subject to the provisions of Article 7 and the Collateral Documents, the Trustee may or may direct the Notes Collateral Agent to take all actions it determines in order to:

(a)          enforce any of the terms of the Collateral Documents; and

(b)          collect and receive any and all amounts payable in respect of the Notes Obligations hereunder.

Subject to the provisions of the Collateral Documents, the Trustee and the Notes Collateral Agent shall have the power to institute and to maintain such suits and proceedings as the Trustee or the Notes Collateral Agent may determine to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee or the Notes Collateral Agent may determine to preserve or protect its interests and the interests of the Holders in the Collateral. Nothing in this Section 18.03 shall be considered to impose any such duty or obligation to act on the part of the Trustee or the Notes Collateral Agent.

Section 18.04. Authorization of Receipt of Funds by the Trustee Under the Collateral Documents. The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Collateral Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

Section 18.05. Purchaser Protected. In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Notes Collateral Agent or the Trustee to execute the applicable release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article 18 to be sold be under any obligation to ascertain or inquire into the authority of the Company or the applicable Note Guarantor to make any such sale or other transfer.

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Section 18.06. Powers Exercisable by Receiver or Trustee. In case the Collateral shall be in the possession of a receiver, interim receiver, manager, monitor or trustee, lawfully appointed, the powers conferred in this Article 18 upon the Company or a Note Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver, interim receiver, manager, monitor or trustee, and an instrument signed by such receiver, interim receiver, manager, monitor or trustee shall be deemed the equivalent of any similar instrument of the Company or a Guarantor or of any Officer or Officers thereof required by the provisions of this Article 18; and if the Trustee or the Notes Collateral Agent shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee or the Notes Collateral Agent.

Section 18.07. Notes Collateral Agent.

(a)          The Company and each of the Holders by acceptance of the Notes hereby designates and appoints the Notes Collateral Agent as its agent under this Indenture and the Collateral Documents, and the Company and each of the Holders by acceptance of the Notes hereby irrevocably authorizes the Notes Collateral Agent to take such action on its behalf under the provisions of this Indenture and the Collateral Documents and to exercise such powers and perform such duties as are expressly delegated to the Notes Collateral Agent by the terms of this Indenture and the Collateral Documents, and consents and agrees to the terms of each Collateral Document, as the same may be in effect or may be amended, restated, supplemented or otherwise modified from time to time in accordance with their respective terms. The Notes Collateral Agent agrees to act as such on the express conditions contained in this Section 18.07. Each Holder agrees that any action taken by the Notes Collateral Agent in accordance with the provision of this Indenture and the Collateral Documents, and the exercise by the Notes Collateral Agent of any rights or remedies set forth herein and therein shall be authorized and binding upon all Holders. Notwithstanding any provision to the contrary contained elsewhere in this Indenture and the Collateral Documents, the duties of the Notes Collateral Agent shall be ministerial and administrative in nature, and the Notes Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the Collateral Documents to which the Notes Collateral Agent is a party, nor shall the Notes Collateral Agent have or be deemed to have any trust or other fiduciary relationship with the Trustee, any Holder, the Company or any Note Guarantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture and the Collateral Documents or otherwise exist against the Notes Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Notes Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b)          The Notes Collateral Agent may perform any of its duties under this Indenture, the Collateral Documents by or through receivers, interim receivers, managers, monitors, agents, employees, attorneys-in-fact or with respect to any specified Person, such Person’s Affiliates, and the respective officers, directors, employees, agents, advisors and attorneys-in-fact of such Person and its Affiliates (a “Related Person”), and shall be entitled to advice of counsel concerning all matters pertaining to such duties, and shall be entitled to act upon, and shall be fully protected in taking action in reliance upon any advice or opinion given by legal counsel. The Notes Collateral Agent shall not be responsible for the negligence or misconduct of any receiver, interim receiver, manager, monitor, agent, employee, attorney-in-fact or Related Person that it selects as long as such selection was made in good faith and with due care.

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(c)          None of the Notes Collateral Agent or any of its respective Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Indenture or the Transactions contemplated hereby (except for its own gross negligence or willful misconduct) or under or in connection with any Collateral Document or the Transactions contemplated thereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Trustee or any Holder for any recital, statement, representation, warranty, covenant or agreement made by the Company or any other Note Party or Affiliate of any Note Party, or any Officer or Related Person thereof, contained in this Indenture or the Collateral Documents, or in any certificate, report, statement or other document referred to or provided for in, or received by the Notes Collateral Agent under or in connection with, this Indenture or the Collateral Documents, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Indenture or the Collateral Documents, or for any failure of any Note Party or any other party to this Indenture, the Collateral Documents to perform its obligations hereunder or thereunder. None of the Notes Collateral Agent or any of its respective Related Persons shall be under any obligation to the Trustee or any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Indenture or the Collateral Documents or to inspect the properties, books, or records of any Note Party or any Note Party’s Affiliates.

(d)          The Notes Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, certification, telephone message, statement, or other communication, document or conversation (including those by telephone or e-mail) believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Company or any other Note Party), independent accountants and other experts and advisors selected by the Notes Collateral Agent. The Notes Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, or other paper or document. The Notes Collateral Agent shall be fully justified in failing or refusing to take any action under this Indenture, the Collateral Documents unless it shall first receive such advice or concurrence of the Trustee, the Holder Representatives or the Holders of 60% in aggregate principal amount of the Notes as it determines and, if it so requests, it shall first be indemnified to its reasonable satisfaction by the Holder Representatives or the Holders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Notes Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Indenture or the Collateral Documents in accordance with a request, direction, instruction or consent of the Trustee, the Holder Representatives or the Holders of 60% in aggregate principal amount of the then outstanding Notes and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders.

(e)          The Notes Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless a Responsible Officer of the Notes Collateral Agent shall have received written notice from the Trustee or the Company referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Notes Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with Article 6, the Holder Representatives or the Holders of 60% in aggregate principal amount of the Notes (subject to this Section 18.07).

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(f)                The Notes Collateral Agent may resign at any time by notice to the Trustee and the Company, such resignation to be effective upon the acceptance of a successor agent to its appointment as Notes Collateral Agent. If the Notes Collateral Agent resigns under this Indenture, the Company shall appoint a successor collateral agent. If no successor collateral agent is appointed prior to the intended effective date of the resignation of the Notes Collateral Agent (as stated in the notice of resignation), the Trustee, at the direction of the Holder Representatives or the Holders of 60% of the aggregate principal amount of the Notes then outstanding, may appoint a successor collateral agent, subject to the consent of the Company (which consent shall not be unreasonably withheld and which shall not be required during a continuing Event of Default). If no successor collateral agent is appointed and consented to by the Company pursuant to the preceding sentence within thirty (30) days after the intended effective date of resignation (as stated in the notice of resignation) the Notes Collateral Agent shall be entitled to petition a court of competent jurisdiction to appoint a successor. The Holder Representatives or the Holders of 60% in aggregate principal amount of the Notes at the time outstanding may at any time remove the Notes Collateral Agent and nominate a successor collateral agent that shall be deemed appointed as successor collateral agent by giving written notice of such removal and appointment to the Company and by delivering notice thereof to the remaining Holders (if any). Upon the acceptance of its appointment as successor collateral agent hereunder, such successor collateral agent shall succeed to all the rights, powers and duties of the retiring or removed Notes Collateral Agent, and the term “Notes Collateral Agent” shall mean such successor collateral agent, and the retiring or removed Notes Collateral Agent’s appointment, powers and duties as the Notes Collateral Agent shall be terminated. After the retiring Notes Collateral Agent’s resignation or removal hereunder, the provisions of this Section 18.07 shall continue to inure to its benefit and the retiring or removed Notes Collateral Agent shall not by reason of such resignation or removal be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Notes Collateral Agent under this Indenture.

(g)              GLAS Trust Company LLC shall initially act as Notes Collateral Agent and shall be authorized to appoint co-Notes Collateral Agents as necessary in its sole discretion. Except as otherwise explicitly provided herein or in the Collateral Documents, neither the Notes Collateral Agent nor any of its respective officers, directors, employees or agents or other Related Persons shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Notes Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Notes Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

(h)              The Notes Collateral Agent is authorized and directed to (i) enter into the Collateral Documents to which it is party, whether executed on or after the Issue Date, (ii) make the representations of the Holders set forth in the Collateral Documents, (iii) bind the Holders on the terms as set forth in the Collateral Documents and (iv) perform and observe its obligations under the Collateral Documents.

(i)              If at any time or times the Trustee shall receive (i) by payment, foreclosure, set-off or otherwise, any proceeds of Collateral or any payments with respect to the Notes Obligations arising under, or relating to, this Indenture, except for any such proceeds or payments received by the Trustee from the Notes Collateral Agent pursuant to the terms of this Indenture, or (ii)  payments from the Notes Collateral Agent in excess of the amount required to be paid to the Trustee pursuant to Article 6, the Trustee shall promptly turn the same over to the Notes Collateral Agent, in kind, and with such endorsements as may be required to negotiate the same to the Notes Collateral Agent such proceeds to be applied by the Notes Collateral Agent pursuant to the terms of this Indenture and the Collateral Documents.

(j)                 The Notes Collateral Agent is each Holder’s agent for the purpose of perfecting the Holders’ security interest in assets which, in accordance with Article 9 of the Uniform Commercial Code can be perfected only by possession. Should the Trustee obtain possession of any such Collateral, upon request from the Company, the Trustee shall notify the Notes Collateral Agent thereof and promptly shall deliver such Collateral to the Notes Collateral Agent or otherwise deal with such Collateral in accordance with the Notes Collateral Agent’s instructions.

(k)              The Notes Collateral Agent shall have no obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by any Note Party or is cared for, protected, or insured or has been encumbered, or that the Notes Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all of the Note Party’s property constituting Collateral intended to be subject to the Lien and security interest of the Collateral Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Notes Collateral Agent pursuant to this Indenture or any Collateral Document other than pursuant to the instructions of the Trustee, the Holder Representatives or the Holders of 60% in aggregate principal amount of the Notes or as otherwise provided in the Collateral Documents.

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(l)                [Reserved]

(m)              [Reserved]

(n)             No provision of this Indenture or any Collateral Document shall require the Notes Collateral Agent (or the Trustee) to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders (or the Trustee in the case of the Notes Collateral Agent) unless it shall have received indemnity, prefunding and/or security satisfactory to the Notes Collateral Agent and the Trustee against potential costs and liabilities incurred by the Notes Collateral Agent relating thereto. Notwithstanding anything to the contrary contained in this Indenture or the Collateral Documents, in the event the Notes Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Notes

Collateral Agent shall not be required to commence any such action or exercise any remedy or to inspect or conduct any studies of any property under the mortgages or take any such other action if the Notes Collateral Agent has determined that the Notes Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances. The Notes Collateral Agent shall at any time be entitled to cease taking any action described in this clause if it no longer reasonably deems any indemnity, prefunding and/or security or undertaking from the Company or the Holders to be sufficient.

(o)               The Notes Collateral Agent (i) shall not be liable for any action taken or omitted to be taken by it in connection with this Indenture and the Collateral Documents or instrument referred to herein or therein, except to the extent that any of the foregoing are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from its own gross negligence or willful misconduct, (ii) shall not be liable for interest on any money received by it except as the Notes Collateral Agent may agree in writing with the Company (and money held in trust by the Notes Collateral Agent need not be segregated from other funds except to the extent required by law) and (iii) may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it in good faith and in accordance with the advice or opinion of such counsel. The grant of permissive rights or powers to the Notes Collateral Agent shall not be construed to impose duties to act.

(p)             Neither the Notes Collateral Agent nor the Trustee shall be liable for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters. Neither the Notes Collateral Agent nor the Trustee shall be liable for any indirect, special, punitive, incidental or consequential damages (included but not limited to lost profits) whatsoever, even if it has been informed of the likelihood thereof and regardless of the form of action.

(q)               The Notes Collateral Agent does not assume any responsibility for any failure or delay in performance or any breach by the Company or any other Grantor under this Indenture and the Collateral Documents. The Notes Collateral Agent shall not be responsible to the Holders or any other Person for any recitals, statements, information, representations or warranties contained in this Indenture, the Collateral Documents or in any certificate, report, statement, or other document referred to or provided for in, or received by the Notes Collateral Agent under or in connection with, this Indenture or any Collateral Document; the execution, validity, genuineness, effectiveness or enforceability of any Collateral Documents of any other party thereto; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, effectiveness, enforceability, sufficiency, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Notes Obligations; the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any obligor; or for any failure of any obligor to perform its Notes Obligations under this Indenture and the Collateral Documents. The Notes Collateral Agent shall have no obligation to any Holder or any other Person to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any obligor of any terms of this Indenture and the Collateral Documents, or the satisfaction of any conditions precedent contained in this Indenture and any Collateral Documents. The Notes Collateral Agent shall not be required to initiate or conduct any litigation or collection or other proceeding under this Indenture and the Collateral Documents unless expressly set forth hereunder or thereunder. The Notes Collateral Agent shall have the right at any time to seek instructions from the Holders with respect to the administration of this Indenture and the Collateral Documents.

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(r)               The parties hereto and the Holders hereby agree and acknowledge that neither the Notes Collateral Agent nor the Trustee shall assume, be responsible for or otherwise be obligated for  any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including but not limited to, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of this Indenture, the Collateral Documents or any actions taken pursuant hereto or thereto. Further, the parties hereto and the Holders hereby agree and acknowledge that in the exercise of its rights under this Indenture and the Collateral Documents, the Notes Collateral Agent may hold or obtain indicia of ownership primarily to protect the security interest of the Notes Collateral Agent in the Collateral and that any such actions taken by the Notes Collateral Agent shall not be construed as or otherwise constitute any participation in the management of such Collateral. In the event that the Notes Collateral Agent or the Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in either of the Notes Collateral Agent or the Trustee’s sole discretion may cause the Notes Collateral Agent or the Trustee, as applicable, to be considered an “owner or operator” under the provisions of the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. §9601, et seq., or otherwise cause the Notes Collateral Agent or the Trustee to incur liability under CERCLA or any other federal, state or local law, each of the Notes Collateral Agent and the Trustee reserves the right, instead of taking such action, to either resign as the Notes Collateral Agent or the Trustee or arrange for the transfer of the title or control of the asset to a court-appointed receiver. Neither the Notes Collateral Agent nor the Trustee shall be liable to the Company, the Note Guarantors or any other Person for any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of either of the Notes Collateral Agent’s or the Trustee’s actions and conduct as authorized, empowered and directed hereunder or relating to the discharge, release or threatened release of hazardous materials into the environment. If at any time it is necessary or advisable for property to be possessed, owned, operated or managed by any Person (including the Notes Collateral Agent or the Trustee) other than the Company or the Note Guarantors, the Holder Representatives or Holders of 60% in aggregate principal amount of the Notes shall direct the Notes Collateral Agent or the Trustee to appoint an appropriately qualified Person (excluding the Notes Collateral Agent or the Trustee) who they shall designate to possess, own, operate or manage, as the case may be, the property.

(s)                Upon the receipt by the Notes Collateral Agent of a written request of the Company signed by an Officer (a “Collateral Document Order”), the Notes Collateral Agent is hereby authorized to execute and enter into, and shall execute and enter into, without the further consent of any Holder or the Trustee, any Collateral Document to be executed after the Issue Date. Such Collateral Document Order shall (i) state that it is being delivered to the Notes Collateral Agent pursuant to, and is a Collateral Document Order referred to in, this Section 18.07(s), and (ii) instruct the Notes Collateral Agent to execute and enter into such Collateral Document. Any such execution of a Collateral Document shall be at the direction and expense of the Company, upon delivery to the Notes Collateral Agent of an Officer’s Certificate stating that all conditions precedent to the execution and delivery of the Collateral Document have been satisfied. The Holders, by their acceptance of the Notes, hereby authorize and direct the Notes Collateral Agent to execute such Collateral Documents.

(t)               Subject to the provisions of the applicable Collateral Documents, each Holder, by acceptance of the Notes, agrees that the Notes Collateral Agent shall execute and deliver the Collateral Documents to which it is a party and all agreements, documents and instruments incidental thereto, and act in accordance with the terms thereof. For the avoidance of doubt, the Notes Collateral Agent shall have no discretion under this Indenture or the Collateral Documents and shall not be required to make or give any determination, consent, approval, request or direction without the written direction of the Holder Representatives, the Holders of 60% in aggregate principal amount of the then outstanding Notes or the Trustee, as applicable.

(u)             After the occurrence and continuance of an Event of Default, the Trustee, acting at the direction of the Holder Representatives or Holders of 60% in aggregate principal amount of the Notes then outstanding, may direct the Notes Collateral Agent in connection with any action required or permitted by this Indenture, the Collateral Documents.

(v)                The Notes Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Collateral Documents, for turnover to the Trustee to make further distributions of such funds to itself, the Trustee and the Holders in accordance with the provisions of Section 6.05 and the other provisions of this Indenture.

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(w)             In each case that the Notes Collateral Agent may or is required hereunder or under any Collateral Document to take any action (an “Action”), including without limitation to make any determination, to give consents, to exercise rights, powers or remedies, to release or sell Collateral or otherwise to act hereunder or under any Collateral Document, the Notes Collateral Agent may seek direction from the Holder Representatives or Holders of 60% in aggregate principal amount of the then outstanding Notes. The Notes Collateral Agent shall not be liable with respect to any Action taken or omitted to be taken by it in accordance with the direction from the Holder Representatives or Holders of 60% in aggregate principal amount of the then outstanding Notes. If the Notes Collateral Agent shall request direction from the Holder Representatives or Holders of 60% in aggregate principal amount of the then outstanding Notes with respect to any Action, the Notes Collateral Agent shall be entitled to refrain from such Action unless and until the Notes Collateral Agent shall have received direction from the Holder Representatives or Holders of 60% in aggregate principal amount of the then outstanding Notes, and the Notes Collateral Agent shall not incur liability to any Person by reason of so refraining.

(x)               Notwithstanding anything to the contrary in this Indenture or in any Collateral Document, in no event shall the Notes Collateral Agent or the Trustee be responsible for, or have any duty or obligation with respect to, the recording, filing, registering, perfection, protection or maintenance of the security interests or Liens intended to be created by this Indenture or the Collateral Documents (including without limitation the filing or continuation of any UCC financing or continuation statements or similar documents or instruments), nor shall the Notes Collateral Agent or the Trustee be responsible for, and neither the Notes Collateral Agent nor the Trustee makes any representation regarding, the validity, effectiveness or priority of any of the Collateral Documents or the security interests or Liens intended to be created thereby.

(y)             Before the Notes Collateral Agent acts or refrains from acting in each case at the request or direction of the Company or the Note Guarantors, it may require an Officer’s Certificate and an Opinion of Counsel, which shall conform to the provisions of this Section 18.07 and Section 17.05; provided that no Officer’s Certificate or Opinion of Counsel shall be required in connection with the Collateral Documents to be entered by the Notes Collateral Agent on the Issue Date. The Notes Collateral Agent shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate.

(z)                Notwithstanding anything to the contrary contained herein, the Notes Collateral Agent shall act pursuant to the instructions of the Holders and the Trustee with respect to the Collateral Documents and the Collateral.

(aa)              The rights, privileges, benefits, immunities, indemnities and other protections given to the Trustee are extended to, and shall be enforceable by, the Notes Collateral Agent as if the Notes Collateral Agent were named as the Trustee herein and the Collateral Documents were named as this Indenture herein.

(bb)              [Reserved]

(cc)              Section 7.02 and Section 7.06 of this Indenture shall apply mutatis mutandis to the Notes Collateral Agent in its capacity as such.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

NEXTNAV INC., as issuer

By:	/s/ Chris Gates
Name: Chris Gates
Title: Chief Financial Officer

NEXTNAV HOLDINGS, LLC, as guarantor

By:	/s/ Chris Gates
Name: Chris Gates
Title: Chief Financial Officer

NEXTNAV INTERMEDIATE HOLDCO, LLC, as guarantor

By:	/s/ Chris Gates
Name: Chris Gates
Title: Chief Financial Officer

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NEXTNAV INC., as issuer

By:	/s/ Chris Gates
Name: Chris Gates
Title: Chief Financial Officer

PROGENY LMS, LLC, as guarantor

By:	/s/ Chris Gates
Name: Chris Gates
Title: Chief Financial Officer

COMMLABS, INC., as guarantor

By:	/s/ Chris Gates
Name: Chris Gates
Title: Chief Financial Officer

GLAS TRUST COMPANY LLC, as Trustee

By:	/s/ Jeffrey Schoenfeld
Name: Jeffrey Schoenfeld
Title: Vice President

GLAS TRUST COMPANY LLC, as Notes Collateral Agent

By:	/s/ Jeffrey Schoenfeld
Name: Jeffrey Schoenfeld
Title: Vice President

83

 EXHIBIT A

[FORM OF FACE OF NOTE]

[INCLUDE FOLLOWING LEGEND IF A RESTRICTED SECURITY]

[THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

AGREES FOR THE BENEFIT OF NEXTNAV INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT:

(A)     TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B)     PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)    PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(C) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

[INCLUDE THE FOLLOWING LEGEND IF THE NOTES ARE ISSUED WITH ORIGINAL ISSUE DISCOUNT]

[THIS SECURITY REPRESENTED BY THIS INSTRUMENT IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTE BY SUBMITTING A REQUEST FOR SUCH INFORMATION TO THE COMPANY AT THE FOLLOWING ADDRESS: NEXTNAV INC., 1775 TYSONS BLVD., 5th FLOOR, MCLEAN, VA 22102, ATTENTION: CHIEF FINANCIAL OFFICER.]

A-1

NextNav Inc.

10% Senior Secured Note due 2026

No. [ ]	$[ ]

CUSIP No. [_______]

NextNav Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [•], or registered assigns, the principal sum of $[________], which amount, taken together with the principal amounts of all other outstanding Notes, shall not, unless permitted by the Indenture, exceed $80,000,000 in aggregate at any time, on December 1, 2026, and interest thereon as set forth below.

This Note shall bear interest at the rate of 10% per year from May 9, 2023, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until December 1, 2026. Interest is payable semi-annually in arrears on each June 1 and December 1, commencing on December 1, 2023, to Holders of record at the close of business on the preceding May 15 and November 15 (whether or not such day is a Business Day), respectively. Additional Interest will be payable as set forth in Section 4.06(d),  Section 4.06(e) and Section 6.03 of the within-mentioned Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of such Section 4.06(d),  Section 4.06(e) or Section 6.03, and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made.

Any Defaulted Amounts shall accrue interest per annum at the rate borne by the Notes, plus an amount of Additional Interest as set forth in Section 6.03(a) of the Indenture, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election, in accordance with Section 2.03(c) of the Indenture.

The Company shall pay or cause the Paying Agent to pay the principal of and interest on this Note in immediately available funds to the the registered Holder of such Note. As provided in and subject to the provisions of the Indenture, the Company shall pay or cause the Paying Agent to pay the principal of any Notes at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Note Registrar in respect of the Notes and the Corporate Trust Office as a place where Notes may be presented for payment or for registration of transfer and exchange.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Company the right to pay a portion of the interest on this Note in shares of Common Stock on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof).

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

NEXTNAV INC.

By:
Name: Title:
Name: Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

GLAS TRUST COMPANY LLC

as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Signatory

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[FORM OF REVERSE OF NOTE]

NextNav Inc.

10% Senior Secured Note due 2026

This Note is one of a duly authorized issue of Notes of the Company, designated as its 10% Senior Secured Notes due 2026 (the “Notes”), limited to the aggregate principal amount of $80,000,000, all issued or to be issued under and pursuant to an Indenture dated as of May [ ], 2023 (the “Indenture”), by and among the Company, the Note Guarantors and GLAS Trust Company LLC, as trustee (the “Trustee”) and notes collateral agent (the “Notes Collateral Agent”) to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Capitalized terms used in this Note and not defined in this Note shall have the respective meanings set forth in the Indenture.

In case certain Events of Default shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Redemption Price on the Redemption Date, in respect of the Mandatory Redemption Price on the Mandatory Redemption Date, in respect of the Change of Control Payment on the Change of Control Payment Date and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of either (A) the Holder Representatives or (B) the Holders of not less than 60% in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, either (A)   the Holder Representatives or (B) the Holders of 60% in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal of, accrued and unpaid interest on, and the consideration due upon conversion of, this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.

The Notes are issuable in registered form without coupons in denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that is imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

Upon the occurrence of a Change of Control, the Holder has the right, at such Holder’s option and subject to the limitations set forth in the Indenture, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $2,000 or integral multiples of $1,000 in excess thereof) on the Change of Control Payment Date at a price equal to the Change of Control Payment.

Subject to the provisions of the Indenture, the Company has the right, at its option, to pay a portion of the interest payable on the Notes in shares of Common Stock, as provided in the Indenture.

This Note is guaranteed, as set forth in the Indenture, and is secured by Liens on certain Collateral as specified in the Indenture and the Collateral Documents.

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ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common Additional abbreviations may also be used though not in the above list.

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ATTACHMENT 1

[FORM OF ASSIGNMENT AND TRANSFER]

For value received_________hereby sell(s), assign(s) and transfer(s) unto_________(Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints _________attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred:

□                    To NextNav Inc. or a subsidiary thereof; or

□                    Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or

□                    Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933, as amended.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an

eligible Guarantor Institution (banks, stock

brokers, savings and loan associations and

credit unions) with membership in an approved

signature guarantee medallion program pursuant

to Securities and Exchange Commission

Rule 17Ad-15 if Notes are to be delivered, other

than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

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EXHIBIT B

[FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT NOTE GUARANTORS]

[_________] Supplemental Indenture (this “Supplemental Indenture”), dated as of  _________, [between][among]_________(the “Guaranteeing Subsidiary”), a subsidiary of NextNav Inc., a Delaware corporation (the “Company”), and GLAS Trust Company LLC, as trustee (the “Trustee”) and notes collateral agent (the “Notes Collateral Agent”).

WITNESSETH

WHEREAS, each of the Company and the Note Guarantors has heretofore executed and delivered to the Trustee and Notes Collateral Agent an indenture, dated as of May 9, 2023 (the “Indenture”), providing for the issuance of up to $80,000,000 in aggregate principal amount of 10% Senior Secured Notes due 2026 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally and absolutely guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and

WHEREAS, pursuant to Section 10.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture without the consent of Holders.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

(1)               Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2)               Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees to be a Note Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to a Note Guarantor, including, but not limited to, Article 13 thereof.

(3)               Execution and Delivery. The Guaranteeing Subsidiary agrees that the Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

(4)               Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(5)             Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent one and the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture and signature pages for all purposes. Any signature (including, without limitation, (x) any electronic symbol or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record and (y) any facsimile, E-pencil or .pdf signature) hereto or to any other certificate, agreement or document related to this Supplemental Indenture, and any contract formation or record-keeping, in each case, through electronic means, shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this Supplemental Indenture. Each of the parties to this Supplemental Indenture represents and warrants to the other parties that it has the corporate capacity and authority to execute this Supplemental Indenture through electronic means and there are no restrictions for doing so in that party’s constitutive documents.

(6)               Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

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(7)             The Trustee and the Notes Collateral Agent. Neither the Trustee nor the Notes Collateral Agent shall be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary.

(8)           Benefits Acknowledged. The Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Guarantee are knowingly made in contemplation of such benefits.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

GLAS TRUST COMPANY LLC,

By:
Name:
Title:

GLAS TRUST COMPANY LLC, as Notes Collateral Agent

By:
Name:
Title:

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